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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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DANAHER CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DANAHER CORPORATION
2099 Pennsylvania Avenue, N.W., 12th Floor
Washington, D.C. 20006

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 4, 2004

To the Shareholders:

        Notice is hereby given that the 2004 Annual Meeting of Shareholders of Danaher Corporation, a Delaware corporation (the "Company"), will be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20037, on May 4, 2004 at 3:00 p.m., local time, for the following purposes:

  1.
  To elect three Directors to hold office for a term of three years and until their successors are elected and qualified.

  2.
  To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2004.

  3.
  To approve the Amended and Restated Danaher Corporation 1998 Stock Option Plan.

  4.
  To act upon a shareholder proposal.

  5.
  To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

        The Board of Directors has fixed the close of business on March 10, 2004 as the record date for determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

        Whether or not you expect to be present, please sign, date and return the enclosed proxy card as promptly as possible in the enclosed stamped envelope, the postage on which will be valid if mailed in the United States.

BY ORDER OF THE BOARD OF DIRECTORS
PATRICK W. ALLENDER Secretary

March 29, 2004

EVERY SHAREHOLDER'S VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD AT YOUR EARLIEST CONVENIENCE, WHETHER OR NOT YOU PLAN TO ATTEND THE DANAHER CORPORATION ANNUAL MEETING.

PROXY STATEMENT
DANAHER CORPORATION
2099 Pennsylvania Avenue, N.W., 12th Floor
Washington, D.C. 20006

2004 ANNUAL MEETING OF SHAREHOLDERS
MAY 4, 2004

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Danaher Corporation, a Delaware corporation (the "Company"), of proxies for use at the 2004 Annual Meeting of Shareholders ("Annual Meeting") to be held at the Mayflower Hotel, 1127 Connecticut Avenue, N.W., Washington, D.C. 20037 on May 4, 2004 at 3:00 p.m., local time, and at any and all adjournments thereof. The Company's principal address is 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The date of mailing of this Proxy Statement is on or about March 31, 2004. The purpose of the meeting is to elect three directors of the Company; to ratify the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2004; to approve the Amended and Restated Danaher Corporation 1998 Stock Option Plan; to act upon a shareholder proposal; and to consider and act upon such other business as may properly come before the meeting.

OUTSTANDING STOCK AND VOTING RIGHTS

        In accordance with the By-laws of the Company, the Board of Directors has fixed the close of business on March 10, 2004 as the record date for determining the shareholders entitled to notice of, and to vote at, the Annual Meeting. Only shareholders of record on that date will be entitled to vote. Proxies will be voted as specified on the proxy card. In the absence of specific instructions, proxies will be voted (1) FOR each of the nominees named herein as directors, or their respective substitutes as may be appointed by the Board of Directors, (2) FOR ratification of the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2004, (3) FOR approval of the Amended and Restated Danaher Corporation 1998 Stock Option Plan, (4) AGAINST the shareholder proposal, and (5) in the discretion of the proxy holders on any other matter which properly comes before the meeting or any adjournment thereof. The Board of Directors has selected Steven M. Rales and Mitchell P. Rales to act as proxies with full power of substitution.

        Solicitation of proxies may be made personally or by mail, telephone, internet or facsimile by officers and other management employees of the Company, who will receive no additional compensation for their services. The total expense of the solicitation will be borne by the Company and may include reimbursement paid to brokerage firms and others for their expenses in forwarding material regarding the Annual Meeting to beneficial owners.

        The only outstanding securities of the Company entitled to vote at the Annual Meeting are shares of Common Stock, $.01 par value ("Company Common Stock"). As of the close of business on March 10, 2004, the record date for determining the shareholders of the Company entitled to vote at the Annual Meeting, 153,920,861 shares of Company Common Stock were issued and outstanding. Each outstanding share of Company Common Stock entitles the holder to one vote on all matters brought before the Annual Meeting. The quorum necessary to conduct business at the Annual Meeting consists of a majority of the issued and outstanding shares of Company Common Stock entitled to vote at the Annual Meeting as of the record date. Abstentions and "broker non-votes" are counted as present in determining whether the quorum requirement is satisfied.

        For Proposal 1, the three nominees who receive the most votes will be elected. In the election of directors, each shareholder is entitled to cast one vote for each director to be elected; cumulative voting is not permitted. For each of Proposals 2 and 4, the affirmative vote of the holders of a majority of the shares of Company Common Stock represented and entitled to vote at the Annual Meeting is required for approval. For Proposal 3, the New York Stock Exchange listing standards require approval by a majority of the votes cast on the proposal at the Annual Meeting, provided that the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal.

        If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute broker non-votes. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. If you do not give instructions to your record holder, the record holder will be entitled to vote the shares in its discretion on Proposal 1 and Proposal 2, but will not be able to vote your shares on either of Proposal 3 or Proposal 4 and your shares will be considered a broker non-vote on those proposals.

        For purpose of Proposal 1, abstentions and broker non-votes are not considered to be votes cast and do not affect the required vote. For purposes of each of Proposals 2, 3 and 4, abstentions are counted for purposes of determining the minimum number of affirmative votes required for approval of a particular proposal and, accordingly, have the effect of a vote against the particular proposal.

        With respect to Proposal 3, the Securities and Exchange Commission recently approved new rules that prohibit brokers or other nominees that are New York Stock Exchange member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. Under the rules of the New York Stock Exchange, broker non-votes are not counted as votes cast and will not be counted for purposes of determining whether the total vote cast on the proposal represents over 50% in interest of all securities entitled to vote on the proposal. As a result, the failure to give your broker instructions for how to vote on Proposal 3 could, depending on the number of votes cast, have the same effect as a vote "AGAINST" this proposal.

        For purposes of Proposal 4, broker non-votes are neither counted for purposes of determining the number of affirmative votes required for approval of the particular proposal, nor voted for or against the particular proposal. As a result, as long as a quorum is present, broker non-votes have no effect on the outcome of a vote.

        Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to revoke your proxy or vote at the meeting, you must follow the instructions provided to you by the record holder and/or obtain from the record holder a proxy issued in your name. Attendance at the meeting will not, by itself, revoke a proxy.

        If you and other residents at your mailing address own shares of Company Common Stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of proxy materials in known as "householding." This practice is designed to reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to the process. Your broker will send one copy of the Company's annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to Householding Department, 51 Mercedes Way, Edgewood, NY 11717 or telephoning 1-800-542-1061. The revocation of your consent to householding will be effective 30 days after its receipt. If you did not receive an individual copy of this proxy statement or the Company's annual report, the Company will send a copy to you if you address your written request to Danaher Corporation, Attn: Investor Relations, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, or call the Company at 202-828-0850.

BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY
DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS

        The following table sets forth as of March 10, 2004, the number of shares and percentage of Company Common Stock beneficially owned by (1) each person who owns of record or is known to the Company to beneficially own more than five percent of the Company Common Stock, (2) each of the Company's directors and nominees for director and each of the executive officers named in the Summary Compensation Table, and (3) all present executive officers and directors of the Company as a group. As of March 10, 2004, 153,920,861 shares of Company Common Stock were outstanding. Except as otherwise indicated, each person or entity included in the table below has sole voting and investment power with respect to the shares beneficially owned by that person or entity. Under applicable SEC rules, the definition of beneficial ownership for purposes of this table includes shares over which a person or entity has sole or shared voting or investment power, whether or not the person or entity has any economic interest in the shares, and also includes shares for which the person has the right to acquire beneficial ownership within 60 days of March 10, 2004.

Name	Number of Shares Beneficially Owned (1)		Percent Of Class (1)
Mortimer M. Caplin	186,874	(2)	*
H. Lawrence Culp, Jr.	297,528	(3)	*
Donald J. Ehrlich	54,000	(4)	*
Walter G. Lohr, Jr.	196,000	(5)	*
Mitchell P. Rales	25,628,291	(6)	16.7%
Steven M. Rales	26,007,684	(6)	16.9%
John T. Schwieters	1,000		*
Alan G. Spoon	12,000	(7)	*
A. Emmet Stephenson, Jr.	196,120	(8)	*
Patrick W. Allender	607,549	(9)	*
James H. Ditkoff	163,528	(10)	*
Philip W. Knisely	253,707	(11)	*
Steven E. Simms	353,627	(12)	*
All executive officers and directors as a group (17 persons)	35,950,538	(13)	23.1%

(1)
Pursuant to the definition of beneficial ownership, balances credited to an officer's account under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program (the "EDIP"), which could under the terms of the EDIP be converted into shares of Company Common Stock within 60 days of March 10, 2004, are reflected in the table. For purposes of the table, the number of shares of Company Common Stock attributable to a person's EDIP account is equal to (all amounts rounded to the nearest whole share) (1) the person's outstanding EDIP balance as of March 10, 2004 (to the extent such balance is vested or will become vested within 60 days of March 10, 2004), divided by (2) the closing price of Company Common Stock as of March 10, 2004. For purposes of the table, the number of shares attributable to each officer's 401(k) account is equal to (all amounts rounded to the nearest whole share) (a) the officer's balance, as of March 10, 2004, in the Danaher stock fund included in the officer's 401(k) account (the "401(k) Danaher Stock Fund"), divided by (b) the closing price of Company Common Stock as reported on the New York Stock Exchange on March 10, 2004. The 401(k) Danaher Stock Fund is comprised of a unitized pool of Company Common Stock and cash, and as such does not allocate a specific number of shares of Company Common Stock to each participant. The table also includes shares that may be acquired upon exercise of options that are exercisable within 60 days of March 10, 2004.

(2)
Includes options to acquire 20,000 shares. Also includes 23,000 shares held by Mr. Caplin's spouse and 7,074 shares held by a charitable foundation of which Mr. Caplin is director and president, as to which Mr. Caplin disclaims beneficial ownership.

(3)
Includes options to acquire 256,000 shares, 910 shares attributable to Mr. Culp's 401(k) account and 40,618 shares attributable to Mr. Culp's EDIP account.

(4)
Includes options to acquire 24,000 shares and 26,000 shares owned jointly by Mr. Ehrlich and his spouse.

(5)
Includes options to acquire 24,000 shares. Also includes 20,000 shares held by a charitable foundation of which Mr. Lohr is president, and 40,000 shares held by Mr. Lohr as trustee of a trust for his children, as to which Mr. Lohr disclaims beneficial ownership.

(6)
The aggregate holdings for Steven and Mitchell Rales include (i) all of the 18,007,370 shares owned by Equity Group Holdings LLC and Equity Group Holdings II LLC, of which Steven Rales and Mitchell Rales are the only members, (ii) 6,000,000 shares owned by SMRDHR LLC, of which Steven Rales is the sole member, 2,000,000 shares owned directly Steven Rales and 314 shares attributable to Steven Rales' 401(k) account, and (iii) 6,000,000 shares owned by MPRDHR LLC, of which Mitchell Rales is the sole member, 1,409,901 shares owned directly by Mitchell Rales and 211,020 shares owned by an IRA for the benefit of Mitchell Rales. Messrs. Steven and Mitchell Rales each disclaim beneficial ownership of those shares that are owned directly or through a 401(k) account, IRA or single-member LLC by the other. Combined, Messrs. Steven and Mitchell Rales beneficially own 33,628,605 shares, or 21.8% of Company Common Stock outstanding. Shares of Company Common Stock held by Equity Group Holdings LLC, Equity Group Holdings II LLC, SMRDHR LLC, MPRDHR LLC are pledged to secure lines of credit with certain banks and each of these entities is in compliance with these lines of credit. Shares held directly by each of Messrs. Steven and Mitchell Rales are pledged as collateral to secure a loan of shares to each of them by Capital Yield Corporation, an entity owned by Messrs. Steven and Mitchell Rales. The business address of each of Messrs. Steven and Mitchell Rales, and of Equity Group Holdings LLC, Equity Group Holdings II LLC, SMRDHR LLC and MPRDHR LLC is 2099 Pennsylvania Avenue, N.W., Washington, D.C. 20006.

(7)
Includes options to acquire 10,000 shares and 2,000 shares held jointly by Mr. Spoon and his spouse.

(8)
Includes 172,120 shares and options to acquire 24,000 shares held in the name of Stephenson Ventures, a limited partnership of which Mr. Stephenson is the sole general partner.

(9)
Includes options to acquire 297,600 shares, 127,049 shares attributable to Mr. Allender's EDIP account, 30,980 shares held by a Grantor Retained Annuity Trust, 27,600 shares held by family members and 12,100 shares held by a family limited partnership. Mr. Allender disclaims beneficial ownership of the shares held by family members and by the family limited partnership.

(10)
Includes options to acquire 29,100 shares, 21,329 shares attributable to Mr. Ditkoff's 401(k) account, 33,640 shares attributable to Mr. Ditkoff's EDIP account, 20,059 shares held jointly by Mr. Ditkoff and his spouse, 14,000 shares held by a Grantor Retained Annuity Trust and 30,000 shares held by Mr. Ditkoff's spouse. Mr. Ditkoff disclaims beneficial ownership of the shares held by his spouse.

(11)
Includes options to acquire 250,000 shares and 2,500 shares held jointly by Mr. Knisely and his spouse. Also includes approximately 1,207 shares held in trust for the benefit of Mr. Knisely's daughter, for which Mr. Knisely's spouse serves as trustee, and as to which Mr. Knisely disclaims beneficial ownership.

(12)
Includes options to acquire 300,000 shares, 2,966 shares attributable to Mr. Simms' 401(k) account, 48,461 shares attributable to Mr. Simms' EDIP account, 1,000 shares held jointly by Mr. Simms and his spouse and 1,200 shares held in an IRA for the benefit of Mr. Simms.

(13)
Includes options to acquire 1,333,880 shares, 256,888 shares attributable to executive officers' EDIP accounts and 28,978 shares attributable to executive officers' 401(k) accounts. See Notes (2)-(12).

*
Represents less than 1% of the outstanding Company Common Stock.

PROPOSAL 1.

ELECTION OF DIRECTORS OF THE COMPANY

        The Company's Certificate of Incorporation provides that the Board of Directors shall be divided into three classes with the number of directors in each class to be as equal as possible. The Board has fixed the number of directors of the Company at nine. At the 2004 Annual Meeting of Shareholders, shareholders will elect three directors to serve until the 2007 Annual Meeting of Shareholders and until their successors are duly elected and qualified. The Board of Directors has nominated Messrs. Steven M. Rales, John T. Schwieters and Alan G. Spoon to serve as directors in the class whose term expires in 2007. Messrs. H. Lawrence Culp, Jr., Mitchell P. Rales and A. Emmet Stephenson, Jr. will continue to serve as directors in the class whose term expires in 2005. Messrs. Mortimer M. Caplin, Donald J. Ehrlich and Walter G. Lohr, Jr. will continue to serve as directors in the class whose term expires in 2006.

        On July 23, 2003, the Board increased the number of directors constituting the entire Board of Directors from eight (8) to nine (9) and elected Mr. Schwieters as a member of the class of directors with a term expiring in 2004. Mr. Schwieters is standing for election by the Company's shareholders for the first time. Mr. Schwieters was recommended to the Board by the Company's Chairman of the Board.

        The names of the nominees and the directors continuing in office, their principal occupations, the years in which they became directors and the years in which their terms expire are set forth below. In the event a nominee shall decline or be unable to serve, the proxies will be voted in the discretion of the proxy holders. The Company knows of no reason why this will occur.

NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING
TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2007

Name	Age	Principal Occupation	Director Since	Term Expires
Steven M. Rales (b,d,e)	52	Chairman of the Board of the Company since 1984; during the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983	2007
John T. Schwieters (c,f)	64	Vice Chairman of Perseus, a merchant bank and private equity fund management company, since April 2000; Managing Partner of Arthur Andersen LLP's Mid-Atlantic region from 1989 to February 2000; Director of Manor Care, Inc. and Smithfield Foods, Inc.	2003	2007
Alan G. Spoon (a)	52	Managing General Partner of Polaris Venture Partners, a company which invests in private technology firms, since May 2000; Chief Operating Officer of The Washington Post Company from May 1991 through March 2000 and President of The Washington Post Company from September 1993 through March 2000; Director of InterActiveCorp (IAC).	1999	2007

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING

Name	Age	Principal Occupation	Director Since	Term Expires
H. Lawrence Culp, Jr. (d,e)	41	President and Chief Executive Officer of the Company since May 2001; during the past five years, he has served in general management positions within the Company, including as Chief Operating Officer from July 2000 to May 2001; Director of GlaxoSmithKline plc	2001	2005
Mitchell P. Rales (b,d,e)	47	Chairman of the Executive Committee of the Company since 1990; during the past five years, he has been a principal in a number of private business entities with interests in manufacturing companies and publicly traded securities.	1983	2005
A. Emmet Stephenson, Jr. (a)	58	Director and Chairman of the Board of StarTek, Inc., a provider of process management services, for more than five years; President of Stephenson and Co., a private investment firm, for more than five years.	1986	2005
Mortimer M.Caplin (a,c)	87	Senior Member of Caplin & Drysdale, a law firm in Washington, D.C., for over five years; Director of Fairchild Corporation and Presidential Realty Corporation.	1990	2006
Donald J. Ehrlich (a,c)	66	Chief Executive Officer of Schwab Corp., a manufacturer of fire-protective safes, files, cabinets and vault doors, since January 2003; consultant to Wabash National Corp., a manufacturer of standard and customized truck trailers, since July 2001; President and Chief Executive Officer of Wabash National from April 1985 to July 2001, and Chairman of the Board of Wabash National from 1995 to September 2001; Director of Lafayette Community Bancorp.	1985	2006
Walter G. Lohr, Jr. (e,f)	60	Partner of Hogan & Hartson, a law firm a law firm in Baltimore, in Baltimore, Maryland for over five years.	1983	2006

(a)
Member of the Compensation Committee of the Board of Directors.

(b)
Mitchell P. Rales and Steven M. Rales are brothers.

(c)
Member of the Audit Committee of the Board of Directors.

(d)
Member of the Executive Committee of the Board of Directors.

(e)
Member of the Finance Committee of the Board of Directors.

(f)
Member of the Nominating and Governance Committee of the Board of Directors

GOVERNANCE OF THE COMPANY

Director Independence

        At least a majority of the Board of Directors must qualify as independent within the meaning of the listing standards of the New York Stock Exchange. The Board has affirmatively determined that other than Messrs. Steven M. Rales, Mitchell P. Rales and H. Lawrence Culp, Jr., each of whom is an executive officer of the Company, all of the remaining six members of the Board of Directors are independent within the meaning of the listing standards of the New York Stock Exchange. The Board of Directors concluded that none of Messrs. Caplin, Ehrlich, Schwieters, Spoon or Stephenson possess any of the categorical relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, or any other relationship with the Company other than Board membership. With respect to Mr. Lohr, the Board considered the fact that during 2003 the Company received legal services in the amount of $150,834 from the firm of Hogan & Hartson, of which Mr. Lohr is a partner. The Board concluded that this relationship is not one of the categorical relationships set forth in the listing standards of the New York Stock Exchange that prevent independence, and that this relationship does not constitute a "material relationship" because it is sufficiently minimal that it has not in the past and presently does not impair Mr. Lohr's independent judgment in connection with his duties and responsibilities as a director of the Company.

Board of Directors and Committees of the Board

        The Board of Directors had a total of eight meetings during 2003. All directors attended at least 92% of the meetings of the Board of Directors and of the Committees of the Board of Directors on which they served during 2003.

        The Executive Committee acts on behalf of the Board of Directors of the Company between meetings of the Board of Directors. The Executive Committee met twice in 2003.

        The Audit Committee assists the Board in overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors, and the performance of the Company's internal audit function and independent auditors. The charter of the Audit Committee, as amended in January 2004, is attached to this proxy statement as Annex A and is available in the Investor Information section of the Company's website at www.danaher.com. The Board of Directors has determined that all of the members of the Audit Committee are independent for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934, as amended and the listing standards of the New York Stock Exchange, that Mr. Schwieters, the chair of the Committee, is qualified as an audit committee financial expert as that term is defined in Item 401(h) of Regulation S-K, that at least one member of the Audit Committee has accounting or related financial management expertise within the meaning of the listing standards of the New York Stock Exchange, and that each member of the Audit Committee is financially literate within the meaning of the listing standards of the New York Stock Exchange. The Audit Committee met twelve times during 2003.

        The Compensation Committee assists the Board in discharging the Board's responsibilities relating to compensation of the Company's executive officers, and the Company's overall compensation and benefits structure, including approving the annual compensation for the Company's executive officers and reviewing, making recommendations to the Board regarding, and overseeing the administration of the Company's incentive compensation and equity compensation plans. The charter of the Compensation Committee is available in the Investor Information section of the Company's website at www.danaher.com. The Board of Directors has determined that all of the members of the Compensation Committee are independent within the meaning of the listing standards of the New York Stock Exchange. The Compensation Committee met six times in 2003.

        The Finance Committee oversees the financial affairs and policies of the Company including matters relating to the Company's capital structure and the policies and practices relating to the Company's retirement and pension plans. The Finance Committee met once in 2003.

        The Nominating and Governance Committee was formed in January 2004 and had met twice as of March 10, 2004. The Nominating and Governance Committee assists the Board in identifying individuals qualified to become Board members, consistent with criteria approved by the Board, determining the size and composition of the Board and its committees, developing, recommending to the Board and implementing the Company's corporate governance guidelines, evaluating the overall effectiveness of the Board and its committees, and reviewing and making recommendations to the Board regarding director compensation. The charter of the Nominating and Governance Committee is available in the Investor Information section of the Company's website at www.danaher.com. The Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent within the meaning of the listing standards of the New York Stock Exchange.

Nominating and Governance Committee Procedures

        The Nominating and Governance Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and shareholders. The Committee may also retain a third-party executive search firm to identify candidates upon request of the Committee from time to time. A shareholder who wishes to recommend a prospective nominee for the Board should notify the Nominating and Governance Committee in writing using the procedures described below under "—Communications with the Board of Directors" with whatever supporting material the shareholder considers appropriate.

        Once the Nominating and Governance Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee's own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The initial determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors described below. If the Committee determines, in consultation with the Chairman of the Board and other Board members as appropriate, that additional consideration is warranted, it may request a third-party search firm to gather additional information about the prospective nominee's background and experience and to report its findings to the Committee. The Committee then evaluates the prospective nominee against the standards and qualifications set out in the Company's Corporate Governance Guidelines, including:

  •
  personal and professional integrity and character;

  •
  prominence and reputation in the prospective nominee's profession;

  •
  skills, knowledge and expertise (including business or other relevant experience) useful and appropriate to the effective oversight of the Company's business;

  •
  the extent to which the interplay of the prospective nominee's skills, knowledge, expertise and background with that of the other Board members will help build a Board that is effective in collectively meeting the Company's strategic needs and serving the long-term interests of the shareholders;

  •
  the capacity and desire to represent the interests of the shareholders as a whole; and

  •
  availability to devote sufficient time to the affairs of the Company.

        The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, the need for Audit Committee expertise and the evaluations of other prospective nominees. In connection with this evaluation, the Committee determines whether to interview the prospective nominee, and if warranted, one or more members of the Committee, and others as appropriate, interview prospective nominees in person or by telephone. After completing this evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

Executive Sessions of Non-Management Directors

        In accordance with the listing standards of the New York Stock Exchange, the non-management directors will meet in regularly scheduled executive sessions. The sessions will be scheduled and chaired by the chair of the Nominating and Governance Committee.

Director Attendance at Annual Meetings

        The Company typically schedules a Board of Directors meeting in conjunction with the Company's Annual Meeting of Shareholders and as a general matter expects that the members of the Board of Directors will attend the Annual Meeting. In 2003, all members of the Board of Directors at the time of the 2003 Annual Meeting of Shareholders attended that meeting.

Compensation of Directors

        Non-management directors receive meeting attendance fees of $1,000 per board meeting ($500 for telephonic board meetings), together with quarterly fees of $6,250. A grant of an option to acquire 2,000 shares of Company Common Stock at $69.78 per share (fair market value at date of grant) was made to each non-management director in July 2003.

Communications with the Board of Directors

        Shareholders and other parties interested in communicating directly with the Board of Directors or with non-management directors as a group may do so by addressing communications to the Board of Directors or to the Non-Management Directors, as applicable, c/o Corporate Secretary, Danaher Corporation, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006. The letter should indicate whether the sender is a Danaher shareholder.

COMPENSATION OF EXECUTIVE OFFICERS

        The following table sets forth certain information concerning the compensation for the last three completed fiscal years of the Chief Executive Officer and the four other most highly compensated executive officers of the Company (other than the Chief Executive Officer) serving as executive officers as of December 31, 2003 and whose 2003 compensation exceeded $100,000.

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION				LONG TERM COMPENSATION
AWARDS
(a)	(b)	(c)	(d)	(e)		(f)		(g)	(h)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Restricted Stock Awards ($)		Securities Underlying Options (#)	All Other Compensation ($)
H. Lawrence Culp, Jr. President and CEO (1)	2003 2002 2001	950,000 750,000 577,500	2,427,060 1,853,702 631,792	389,472 458,880 622,103	(2) (2) (2)	27,299,150 — —	(3)	575,000 — —	17,360 12,468 181,943	(4) (4) (4)
Patrick W. Allender Executive Vice President, CFO and Secretary	2003 2002 2001	450,000 390,000 375,375	722,260 541,702 286,792	— — —		— — —		250,000 — —	16,033 15,237 118,702	(5) (5) (5)
Steven E. Simms Executive Vice President	2003 2002 2001	497,846 426,205 383,785	602,260 451,702 271,792	— — —		— — —		300,000 — —	13,206 12,730 114,115	(6) (6) (6)
Philip W. Knisely Executive Vice President	2003 2002 2001	497,442 428,336 347,019	652,260 501,702 176,792	— — —		— — —		300,000 — —	12,000 11,197 109,902	(7) (7) (7)
James H. Ditkoff Senior Vice President— Finance and Tax	2003 2002 2001	275,000 125,000 104,333	297,260 251,702 110,000	— — —		— — —		— — 100,000	12,444 131,335 188,424	(8) (8) (8)

(1)
Mr. Culp became President and Chief Executive Officer in May 2001. Mr. Culp served as the Company's Chief Operating Officer from July 2000 until May 2001.

(2)
For 2003, includes $136,529 relating to portion of $500,000 loan forgiven during 2003, $100,378 as a gross-up reimbursement for taxes payable in connection with the loan forgiveness described above and imputed interest on such loan. For 2002, includes $166,667 relating to a portion of $500,000 loan forgiven during 2002, and $173,674 as a gross-up reimbursement for taxes payable in connection with the loan forgiveness described above, imputed interest on such loan and relocation cost reimbursements. For 2001, includes $166,667 relating to portion of $500,000 loan forgiven during 2001, $132,858 for relocation costs and $256,992 as a gross-up reimbursement for taxes payable in connection with the loan forgiveness and relocation cost reimbursement described above and imputed interest on such loan.

(3)
In May 2003, the Company's shareholders, as recommended by the Board of Directors, approved an award to Mr. Culp of the right to receive 388,600 shares of Company Common Stock upon the satisfaction of certain conditions. For the specific terms of this performance shares award, including vesting terms, see "Employment Contracts and Termination of Employment" below. Dividends will not be paid on the performance shares prior to the date the underlying shares of Company Common Stock are granted. As of December 31, 2003, the value of these performance shares, calculated by multiplying the number of performance shares subject to the award times the closing price of the Company Common Stock on the New York Stock Exchange on December 31, 2003, was $35,654,050.

(4)
For 2003, consists of (a) $1,206 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $6,000 in Company contributions to the officer's account in the Company 401(k) plan, (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan and (d) $4,154 in term life insurance premiums. For 2002, consists of (a) $341 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan and (d) $1,027 in contributions to the EDIP Danaher stock fund. For 2001, consists of (a) $142 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $5,100 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan and (d) $171,600 in contributions to the EDIP Danaher stock fund.

(5)
For 2003, consists of (a) $4,033 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $6,000 in Company contributions to the officer's account in the Company 401(k) plan and (c) $6,000 in

  Company contributions to the Danaher Corporation & Subsidiaries Pension Plan. For 2002, consists of (a) $3,098 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, and (d) $1,039 in contributions to the EDIP Danaher stock fund. For 2001, consists of (a) $2,200 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $5,100 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, and (d) $106,302 in contributions to the EDIP Danaher stock fund.

(6)
For 2003, consists of (a) $1,206 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $6,000 in Company contributions to the officer's account in the Company 401(k) plan and (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan. For 2002, consists of (a) $881 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, and (d) $749 in contributions to the EDIP Danaher stock fund. For 2001, consists of (a) $484 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $5,100 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, and (d) $103,430 in contributions to the EDIP Danaher stock fund

(7)
For 2003, consists of (a) $6,000 in Company contributions to the officer's account in the Company 401(k) plan and (b) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan. For 2002, consists of (a) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (b) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan and (c) $97 in contributions to the EDIP Danaher stock fund. For 2001, consists of (a) $1,408 in Company contributions to the officer's account in the Company 401(k) plan, (b) $5,064 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan and (c) $103,430 in contributions to the EDIP Danaher stock fund.

(8)
For 2003, consists of (a) $444 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $6,000 in Company contributions to the officer's account in the Company 401(k) plan and (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan. For 2002, consists of (a) $235 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $6,000 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, and (d) $120,000 in salary deferrals into the EDIP Danaher stock fund. For 2001, consists of (a) $70 in above-market earnings on amounts in the officer's EDIP fixed rate account, (b) $5,100 in Company contributions to the officer's account in the Company 401(k) plan, (c) $5,100 in Company contributions to the Danaher Corporation & Subsidiaries Pension Plan, (d) $121,792 in salary deferrals into the EDIP Danaher stock fund and (e) $56,362 in Company contributions to the EDIP Danaher stock fund.

Option Grants During Last Fiscal Year

        The following table sets forth information with respect to option grants to the named executive officers during the year ended December 31, 2003:

  •
  the number of shares of Company Common Stock underlying options granted during the year;

  •
  the percentage that such options represent of all options of the same class granted to employees during the year;

  •
  the exercise price (which in each case was equal to the fair market value of the stock on the date of grant);

  •
  the expiration date; and

  •
  the grant date present value, as of the grant date, of the options under the option pricing model discussed below.

OPTION GRANTS DURING LAST FISCAL YEAR

Name	Number of Options Granted		% of Total Options Granted to Employees in Fiscal Year(1)		Exercise Price ($/Share)		Expiration Date	Grant Date Present Value(2)
H. Lawrence Culp, Jr.	143,750 143,750 143,750 143,750	(3) (3) (3) (3)	4.45 4.45 4.45 4.45	% % % %	$ $ $ $	66.91 68.35 74.33 82.99	3/26/13 3/26/13 3/26/13 3/26/13	$ $ $ $	3,367,631 3,440,081 3,741,094 4,176,944
Patrick W. Allender	62,500 62,500 62,500 62,500	(4) (4) (4) (4)	1.93 1.93 1.93 1.93	% % % %	$ $ $ $	63.75 68.35 74.33 82.99	3/04/13 3/04/13 3/04/13 3/04/13	$ $ $ $	1,395,063 1,495,688 1,626,563 1,816,063
Steven E. Simms	75,000 75,000 75,000 75,000	(4) (4) (4) (4)	2.32 2.32 2.32 2.32	% % % %	$ $ $ $	63.75 68.35 74.33 82.99	3/04/13 3/04/13 3/04/13 3/04/13	$ $ $ $	1,674,075 1,794,825 1,951,875 2,179,275
Philip W. Knisely	75,000 75,000 75,000 75,000	(4) (4) (4) (4)	2.32 2.32 2.32 2.32	% % % %	$ $ $ $	63.75 68.35 74.33 82.99	3/04/13 3/04/13 3/04/13 3/04/13	$ $ $ $	1,674,075 1,794,825 1,951,875 2,179,275
James H. Ditkoff	—		—			—	—		—

(1)
The percentages in the table above are based on options to purchase 3,231,150 shares of Company Common Stock granted to Company employees under the Danaher Corporation 1998 Stock Option Plan during the year ended December 31, 2003.

(2)
The grant date present value of the options granted has been calculated using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of seven years; a risk-free interest rate of 3.6%, representing the interest rate on a U.S. Government treasury bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 25%; and a dividend yield of approximately .1%, representing the current $.10 per share annual dividend, divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that the Black-Scholes option pricing model is only one method of valuing options, and the Company's use of this model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

(3)
With respect to each installment of options, the options granted will vest and become exercisable as to 20% of the underlying shares on December 1, 2006, an additional 30% of the underlying shares on December 1, 2007 and the remaining 50% on December 1, 2008. For additional terms relating to these options, see "Employment Contracts and Termination of Employment."

(4)
With respect to each installment of options, 50% of such options will vest and become exercisable on July 1, 2007 and the balance of such options will vest and become exercisable on July 1, 2008.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

        The following table sets forth certain information concerning the number of unexercised options and the value of unexercised in-the-money options at the end of 2003 for the named executive officers. The value of unexercised in-the-money options at December 31, 2003 is considered to be the closing price of the Company Common Stock on the New York Stock Exchange on December 31, 2003 ($91.75 per share) less the per share exercise price, multiplied by the number of shares issuable upon exercise of the option.

Name	Shares Acquired on Exercise #	Value Realized $(1)	Number of Securities Underlying Unexercised Options at December 31, 2003(#) Exercisable/Unexercisable		Value of Unexercised In-the-Money Options at December 31, 2003($) Exercisable/Unexercisable
H. Lawrence Culp, Jr.	16,000	928,480	256,000	1,579,000	17,347,875	55,993,125
Patrick W. Allender (2)	70,000	4,269,300	367,600	554,400	25,679,725	18,573,525
Philip W. Knisely	—	—	—	800,000	—	27,662,250
Steven E. Simms	80,000	4,041,200	300,000	704,000	17,704,375	24,038,750
James H. Ditkoff	10,000	493,350	29,100	104,400	1,404,488	2,931,075

(1)
Value realized is calculated as the fair market value of the Company Common Stock as reflected by the closing price of the Company Common Stock on the New York Stock Exchange on the date of exercise, less the per share exercise price, multiplied by the number of shares issued upon exercise of the option.

(2)
Mr. Allender's unexercised options include options to acquire 250,000 shares held by family limited partnerships.

PENSION PLAN DISCLOSURE

        The Danaher Corporation & Subsidiaries Pension Plan is a funded pension plan qualified under Section 401(a) of the Internal Revenue Code of 1986, as amended. As of December 31, 2003, the Plan was "frozen" with respect to substantially all participants under the Plan and no further contributions will be made with respect to such participants under the Plan. In addition, the accrued benefits of such participants under the Plan became 100% vested as of December 31, 2003. Going forward, all cash balance account balances under the Plan with respect to these participants will appreciate at the annual rate of interest on 30-year Treasury securities for the month of November preceding the first day of each Plan year. Prior to December 31, 2003, substantially all domestic employees were eligible to participate in the Plan and under the terms of the Plan the Company credited the account of a participant each month with an amount equal to 3% of the participant's monthly pay. A participant may receive his or her vested accrued benefit in cash upon termination of employment. The estimated annual benefits payable to each of the named executive officers upon retirement pursuant to the Plan, assuming a retirement age of 65, an annual rate of interest of 5.12% (the annual rate of interest on 30-year Treasury securities for the month of November 2003) and assuming each such officer elects the single life annuity alternative under the Plan, is as follows:

Name	Estimated Annual Benefits Payable Upon Retirement
H. Lawrence Culp, Jr.	$10,809
Patrick W. Allender	5,284
Steven E. Simms	14,491
Philip W. Knisely	3,458
James H. Ditkoff	9,435

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)		(c)
Equity compensation plans approved by security holders (1)	12,055,393	(2)	$54.28	(3)	3,537,356	(4)
Equity compensation plans not approved by security holders	—		—		—
Total	12,055,393	(2)	$54.28	(3)	3,537,356	(4)

(1)
Danaher Corporation 1998 Stock Option Plan, Danaher Corporation 1987 Stock Option Plan, Amended and Restated Danaher Corporation Executive Deferred Incentive Program (the "EDIP") and performance shares award with respect to 388,600 shares of Company Common Stock awarded to H. Lawrence Culp, Jr., as approved by the Company's shareholders on May 6, 2003 ("Culp Performance Shares Award"). No additional options are issuable under the 1987 Stock Option Plan.

(2)
The number of securities attributed to the EDIP in column (a) above is equal to (1) the EDIP balance as of December 31, 2003, divided by (2) the closing price of the Company Common Stock as of December 31, 2003. Distributions from the EDIP may be taken, at the election of the participant, in either cash, Company Common Stock or a combination of cash and Company Common Stock, provided that any EDIP balances invested in the Company Common Stock investment option must be distributed in Company Common Stock. The number of securities set forth in this column also includes the shares of Company Common Stock underlying the Culp Performance Shares Award.

(3)
With respect to the EDIP, if a participant receives their EDIP distribution in shares of Company Common Stock, the participant's EDIP balance is converted into shares and distributed to the participant at no additional cost. As such, there is no exercise price for EDIP units. With respect to the Culp Performance Shares Award, upon satisfaction of the vesting criteria applicable thereto the shares of Company Common Stock underlying such award will be granted to Mr. Culp at no additional cost. As such, there is no exercise price for the Culp Performance Shares Award.

(4)
Includes 3,329,000 shares of Company Common Stock available for future issuance under the Danaher Corporation 1998 Stock Option Plan and 208,356 shares of Company Common Stock available for future issuance under the EDIP. Under the terms of the EDIP, there are no limitations on the amounts that can be credited to participants' balances under the EDIP, but no more than 1,000,000 shares of Company Common Stock in the aggregate can be issued to participants upon distribution of such balances, with any balance owed distributable only in cash. The number of shares attributed to the EDIP in column (c) above is the difference between 1,000,000 and the number of shares attributable to the EDIP set forth in column (a).

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT

        In July 2000, the Company appointed H. Lawrence Culp, Jr. Chief Operating Officer, and in October 2000, the Company and Mr. Culp executed an employment agreement. Mr. Culp was appointed President and Chief Executive Officer in May 2001 and the employment agreement was amended in November 2001. The material provisions of the agreement include: (i) the initial term of employment continued until July 18, 2003, unless sooner terminated or extended; (ii) target bonus of 100% of base salary; (iii) an interest-free loan in the amount of $500,000 forgiven ratably through October 13, 2003; (iv) reimbursement for taxes incurred as a result of the terms of the $500,000 loan; (v) term life insurance in a face amount equal to six times his base salary through age fifty-five, which may decrease thereafter; (vi) reimbursement for certain benefits such as club memberships, tax and financial planning advice, physicals and an automobile allowance; (vii) participation in employee and executive benefit plans and programs; (viii) disability compensation; (ix) a non-competition provision that extends for three years after Mr. Culp's termination of employment; and (x) continuation of salary and bonus payments for 24 months upon a termination of Mr. Culp's employment by the Company without cause, Mr. Culp's resignation for good reason or in the event of a change in control of the Company. The agreement also provides that the term of the agreement is automatically extended for additional one (1) year periods on the second anniversary date of the agreement and each subsequent anniversary date, unless either party provides written notice to the other party not less than ninety (90) days prior to the applicable anniversary date that the party is terminating the agreement, in which case such termination would be effective as of the end of the then-current term. The current term under the agreement extends until July 18, 2005. Mr. Culp's base salary is currently $1,000,000, effective as of July 1, 2003.

        Pursuant to the Sarbanes-Oxley Act of 2002, the Company is prohibited from extending or arranging for any new loan to an executive officer or director, or from materially amending or renewing any loan to an executive officer or director that was maintained as of the date the Sarbanes-Oxley Act was enacted. The loan provided to Mr. Culp pursuant to his employment agreement predated enactment of the Sarbanes-Oxley Act. The largest amount outstanding under this loan at any time during 2003 was $136,529. As noted above, the loan was interest-free and was forgiven ratably through October 13, 2003, and as a result no portion of the loan remained outstanding following October 13, 2003. In accordance with the Sarbanes-Oxley Act, the Company will not provide or arrange for any new loans to any of its executive officers or directors.

        In May 2003, the Company's shareholders, as recommended by the Board of Directors, approved an award to Mr. Culp of the right to receive 388,600 shares of Company Common Stock upon the satisfaction of certain conditions. The award provides that the Company will grant to Mr. Culp 388,600 shares of Company Common Stock on January 2, 2010 if (1) Mr. Culp remains employed as Chief Executive Officer of the Company on December 1, 2009, (2) the Company has completed four consecutive calendar quarters, beginning after March 31, 2003, in which the Company's total diluted earnings per share (exclusive of (A) amounts that are required under generally accepted accounting principles to be reported separately as extraordinary or non-recurring items, and (B) the impact of changes in methods of accounting after March 31, 2003 and amounts related to discontinued operations) ("EPS") exceeds the total EPS for the four calendar quarters ending March 31, 2003 by at least 10%, and (3) the Compensation Committee has certified that the performance objective described in (2) above has been attained. Whether or not the conditions described in the preceding sentence are met, if prior to December 1, 2009 (a) a change of control (as defined in Mr. Culp's employment agreement) occurs, 100% of the shares of Company Common Stock subject to the performance shares award will vest and be paid out sufficiently prior to the date of such change of control to allow Mr. Culp to participate in the change of control in respect of such Company Common Stock or (b) Mr. Culp dies or is terminated on account of "Disability" (as defined in Mr. Culp's employment agreement), a number of shares of Company Common Stock equal to the product of (i) 64,766 and (ii) the number of whole years from March 26, 2003 through the date of death or termination will vest and be paid out promptly following such death or termination.

        Pursuant to a Non-Qualified Stock Option Agreement pursuant to the Danaher Corporation 1998 Stock Option Plan dated as of March 26, 2003 by and between the Company and Mr. Culp (the "Option Shares Agreement"), Mr. Culp was granted options to purchase 143,750 shares of Company Common Stock on each of March 26, 2003, June 27, 2003, September 26, 2003 and December 2, 2003, with each installment of options having a per-share exercise price equal to the closing price of a share of Company Common Stock on the New York Stock Exchange on the date of grant. Each of the options granted pursuant to the Option Shares Agreement expires as of March 26, 2013. With respect to each installment of options, the options granted become exercisable as to 20% of the underlying shares on December 1, 2006, an additional 30% of the underlying shares on December 1, 2007 and the remaining 50% on December 1, 2008. Notwithstanding the foregoing, if Mr. Culp dies, is terminated on account of disability or without cause, or resigns for good reason, the vesting schedule will be revised such that 20% of the options granted in each installment will become exercisable on March 26, 2004 and an additional 20% of the options granted in each installment will become exercisable on each of the first four anniversaries of March 26, 2004. All of the options granted will vest immediately upon a change of control of the Company if Mr. Culp remains employed by the Company at the time of the change in control. Exercisable options will remain exercisable following termination of Mr. Culp's employment as stated in the Danaher Corporation 1998 Stock Option Plan; provided that notwithstanding the terms of such Plan, such options will remain exercisable for six months following a termination of Mr. Culp's employment without cause or his resignation with good reason, unless the Plan would provide for a longer post-termination of employment exercise period.

        In May 2000, the Company entered into an employment arrangement with Mr. Knisely under which he is employed as an Executive Vice President of the Company, received an initial grant of 500,000 options, and is entitled to participate in the Company's employee and executive benefit plans and programs.

        In March 1996, the Company entered into an employment arrangement with Mr. Simms under which he received initial grants of 200,000 options and 30,000 shares of Company Common Stock (adjusted in each case to reflect the Company's 2-for-1 stock split in 1998) and is entitled to participate in the Company's employee and executive benefit plans and programs. The arrangement also provides that if Mr. Simms is involuntarily terminated for other than malfeasance, he is entitled to one year of base salary and medical and car benefits.

COMPENSATION COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

        The members of the Compensation Committee are A. Emmet Stephenson, Jr., Mortimer M. Caplin, Alan G. Spoon and Donald J. Ehrlich. None of the Company's executive officers serves as a member of the board of directors or executive compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors.

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

        The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

Compensation Philosophy

        The general philosophy of the Company's executive compensation program is to attract and retain talented management while ensuring that executive officers are compensated in a way that advances both the short- and long-term interests of shareholders. In pursuing these objectives, the Committee believes it is critical that a substantial portion of the annual compensation of each executive officer should be contingent upon the financial performance of the Company.

Compensation Program Components

        Executive officer compensation at the Company is comprised of three elements: base salary, annual cash incentive compensation and grants of options to purchase Company Common Stock. Each of the components is designed to be consistent with the Company's compensation philosophy and to achieve the goals described above. The following is a discussion of each component and the items considered by the Committee when determining, for each of the executive officers, the level of each component to be provided.

        Base Salary.    In reviewing and approving the base salaries of executive officers, the Committee considers the terms of any employment contract with the executive; the recommendation of the Chief Executive Officer (except in the case of his own compensation); the executive's relationship to other executive positions within the Company; a determination of what other companies might pay the executive for his or her services; the executive's experience; and a subjective assessment of the nature of the executive's performance and contribution to the Company. The 2003 salaries of the most highly compensated executive officers of the Company are shown in the Summary Compensation Table.

        Annual Cash Incentive Compensation.    In reviewing and approving the annual cash incentive compensation of the executive officers, the Committee considers Company performance as compared to targeted financial objectives based on diluted earnings per share. For executives with operating unit responsibilities, the Committee also considers the operating unit performance compared to targeted financial objectives. If performance for the year is below minimum targeted levels, no cash incentive compensation is awarded. If the minimum targets are met or exceeded as was the case with respect to 2003, each executive receives a formula-based payout taking into account the level of the Company's performance (and the level of the operating unit performance, as applicable) and a subjective, qualitative assessment of his or her personal performance and contribution to the Company. In addition, the annual incentive compensation awards payable to the Company's executive officers are subject to the overall performance goals set forth in the Danaher Corporation 2003 Incentive Plan, which was approved by the Company's shareholders in 2003. The Danaher Corporation 2003 Incentive Plan also limits the annual incentive compensation award payable to any executive officer for the years 2003-2007 to $5,000,000.

        The Committee approved each executive's annual incentive compensation awards for 2003. The Committee assessed the performance of each executive in light of the targets referenced above and awarded to executive officers, including the President and Chief Executive Officer, aggregate incentive compensation payments of $5,491,900 for 2003.

        Stock Options.    Executives and other key employees who, in the opinion of the Committee, contribute to the growth, development and financial success of the Company are eligible to be awarded options to purchase Company Common Stock. The Committee grants stock options on an annual basis to existing employees and to new employees upon hire in amounts that take into account such factors as the level of the employee within the Company's management, the individual performance of the employee, the amount of options previously granted to the employee, market data on total compensation packages and the value of stock option grants at targeted external companies. All stock option grants are made at the fair market value on the date of grant, and the annual grants normally vest over a five-year period. Special grants may also be authorized outside of the annual-grant framework, though a grantee who receives a special grant that exceeds the typical annual-grant level will generally not be eligible for annual grants for two to three years, unless the Committee specifically determines otherwise.

CEO Compensation and Evaluation

        For 2003, Mr. Culp, the Company's President and Chief Executive Officer, earned a salary of $950,000 and an award under the Danaher Corporation 2003 Incentive Plan of $2,424,800. The Committee increased Mr. Culp's annual salary to $1,000,000 as of July 1, 2003.

        Mr. Culp's incentive compensation for 2003 was determined in a similar manner as described above with respect to the Company's other executive officers, i.e. taking into account the level of the Company's performance as compared to targeted financial objectives based on diluted earnings per share and a subjective, qualitative assessment of Mr. Culp's personal performance and contribution to the Company. In assessing Mr. Culp's personal performance in connection with both his 2003 incentive compensation and 2003 salary, the Committee considered, among other factors: the Company's financial performance in 2003 under Mr. Culp's leadership, including its revenues, earnings per share, working capital turns, operating cash flow, free cash flow and stock price; improvements made with respect to the Company's organizational structure; accomplishments in advancing innovation within the Company; progress in driving the Danaher Business System throughout the organization; and the Company's efforts toward globalization of its business.

        In 2003 the Committee also approved, subject to shareholder approval, an award to Mr. Culp of the right to receive 388,600 shares of Company Common Stock upon the satisfaction of certain conditions, which conditions are described above under "Employment Contracts and Termination of Employment" (the "Culp Performance Share Award"). The shareholders of the Company subsequently approved the Culp Performance Share Award at the Company's 2003 Annual Meeting. The primary purposes of the Culp Performance Share Award are to help retain Mr. Culp in the employ of the Company and to reward Mr. Culp based on the Company's long-term performance.

        In 2003, the Committee also granted Mr. Culp options to purchase an aggregate of 575,000 shares of Company Common Stock, upon the terms and conditions described above under "Option Grants During Last Fiscal Year" and "Employment Contracts and Termination of Employment".

162(m)

        Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to an individual who, on the last day of the taxable year, was (i) the Chief Executive Officer or (ii) among the four other highest compensated executive officers whose compensation is required to be reported in the Summary Compensation Table. The statute exempts qualifying performance-based compensation from the deduction limit if certain conditions are met. The Committee has taken the steps necessary to preserve the deductibility of the 2003 awards under the Danaher Corporation 2003 Incentive Plan and the 1998 Stock Option Plan and the Culp Performance Share Award.

        One of the conditions required to preserve the deductibility is that the performance-based goals of any compensation plan are determined by a compensation committee comprised of two or more outside directors. The Danaher Corporation 2003 Incentive Plan, the 1998 Stock Option Plan and the Culp Performance Share Award are all administered by the Compensation Committee of the Board of Directors, which is comprised solely of directors who are "outside directors" pursuant to the requirements of Section 162(m). Another condition is that the Company's shareholders approve certain material terms under which the compensation is to be paid. The Company's shareholders have approved the 1998 Stock Option Plan, the Danaher Corporation 2003 Incentive Plan and the Culp Performance Share Award.

Compensation Committee of the Board of Directors

Mortimer M. Caplin
Donald J. Ehrlich (Chairman)
Alan G. Spoon
A. Emmet Stephenson, Jr.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

        The report is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the report shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference therein.

        The Audit Committee assists the Board of Directors in overseeing the integrity of the Company's financial statements, the Company's compliance with legal and regulatory requirements, the qualifications and independence of the Company's independent auditors, and the performance of the Company's internal audit function and independent auditors. The Committee operates pursuant to a written charter adopted by the Board of Directors which was amended in January 2004 and is attached to this proxy statement as Annex A.

        In fulfilling its responsibilities, the Committee has reviewed and discussed the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2003 with the Company's management and Ernst & Young LLP.

        The Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees", as amended by Statement of Auditing Standards No. 90 (Audit Committee Communications). In addition, the Committee has received the written disclosures and the letter from Ernst & Young required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees", as amended, and has discussed with Ernst & Young its independence.

        In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company for the fiscal year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 for filing with the SEC.

Audit Committee of the Board of Directors

John T. Schwieters (Chairman)
Mortimer M. Caplin
Donald J. Ehrlich

STOCK PERFORMANCE CHART

        As part of proxy statement disclosure requirements mandated by the Securities and Exchange Commission, the Company is required to provide a five-year comparison of the cumulative total shareholder return on the Company Common Stock with that of a broad equity market index and either a published industry index or a Company constructed peer group index. This graph is not deemed to be "soliciting material" or to be "filed" with the SEC or subject to the SEC's proxy rules or to the liabilities of Section 18 of the Securities Exchange Act of the 1934, and the graph shall not be deemed to be incorporated by reference into any prior or subsequent filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

        The following chart compares the yearly percentage change in the cumulative total shareholder return in the Company Common Stock during the five years ended December 31, 2003 with the cumulative total return on the S&P 500 Index (the equity index), the S&P 500 Industrial Index (the peer index) and the S&P 500 Industrial Machinery Index. The Company is using the S&P 500 Industrial Index as the peer index this year because the Company believes that index more appropriately represents the Company's peer group as compared to the S&P Industrial Machinery

Index. The comparison assumes $100 was invested on December 31, 1998 in the Company Common Stock and in each of the above indices with reinvestment of dividends.

	Danaher Corporation	S&P 500 (Equity Index)	S&P 500 Industrial Index (Peer Index)	S&P 500 Industrial Machinery Index
12/31/98	$100	$100	$100	$100
12/31/99	88.95	120.89	121.36	114.08
12/31/00	126.18	109.97	128.40	108.50
12/31/01	111.42	96.94	121.01	114.74
12/31/02	121.57	75.64	89.30	113.78
12/31/03	169.95	97.09	117.70	156.97

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        During 2003 the Company received legal services in the amount of $150,834 from the law firm of Hogan & Hartson, of which Mr. Lohr, a Director, is a partner. The amount of such fees paid by the Company in 2003 was in each case less than five percent of the firm's, and of the Company's, gross revenues.

        In connection with the employment agreement entered into with Mr. Culp in July 2000, the Company extended a $500,000 loan to Mr. Culp. For further information, please see the "Employment Contracts and Termination of Employment" section of this proxy statement.

        In 2000 the Company purchased the motion control businesses of Warner Electric Company. These businesses were purchased from an entity that was controlled by Messrs. Steven M. Rales and Mitchell P. Rales, executive officers of the Company who serve as the Company's Chairman of the Board and Chairman of the Executive Committee, respectively. Mr. Philip W. Knisely, who joined the Company as

Executive Vice President in connection with the acquisition, also owned a continuing equity interest in Warner. The transaction was unanimously recommended by an independent committee of the Company's Board of Directors, who received an opinion from an independent financial advisor as to the fairness of the transaction. Total consideration was approximately $147 million. In 2002 the Company submitted an indemnity claim to Warner pursuant to the terms of the contract with respect to an environmental remediation matter involving approximately $400,000, in order to take advantage of indemnity rights that Warner may have against a third party with respect to such matter. Such indemnification claim has not yet been resolved. In 2003, Warner was combined into Colfax Corporation, of which Messrs. Steven M. Rales and Mitchell P. Rales are directors and controlling shareholders, Mr. Philip W. Knisely is a director and owns an equity interest of less than five percent, and Mr. Allender and a trust for the benefit of Mr. Patrick W. Allender's son, of which Mr. Allender is a trustee, own an aggregate equity interest of less than one percent.

        Colfax also acts as the primary reseller of the Company's "wrap spring clutch" product line in Europe. This product line was one of the assets acquired by the Company in connection with its acquisition of the motion control businesses of Warner in 2000, and the distribution/resale arrangement predates the Company's acquisition of this product line. During 2003, the Company sold approximately $2.7 million of products to Colfax in connection with this resale arrangement, at the same discount to list price offered by the Company to other resellers and distributors with respect to such product line. In January 2002, the Company entered into a new, three-year agreement with Colfax with respect to the resale of this product line which essentially extended the existing arrangement between the parties. The Company believes that this is an advantageous resale arrangement for the Company. Colfax also provided office space for Mr. Knisely through August 2003.

        Each of the Company, on the one hand, and an affiliate of Equity Group Holdings LLC, on the other hand ("EGH"), owns or leases a plane for business purposes. EGH is controlled by Messrs. Steven M. Rales and Mitchell P. Rales. Each party pays the variable costs of operating its own plane, such as expenses for fuel, landing fees and specific maintenance requirements. In order to achieve efficiencies of scale and reduce costs, pursuant to a management agreement entered into between the parties the Company and EGH share on a proportionate basis certain fixed expenses related to the operation and maintenance of their respective planes, including expenses related to the compensation of the flight crews that staff the planes, training costs for these flight crews, rental fees for hangar and office space and costs of shared supplies. The Company believes that this cost-sharing arrangement results in lower costs to the Company than if the Company operated its flight department on a stand-alone basis. With respect to the year ended December 31, 2003, EGH reimbursed the Company for its share of such fixed expenses in the amount of approximately $587,210, which represented one half of the aggregate shared expenses for the period. With respect to certain variable costs and certain fixed costs that are not shared, the parties also utilize joint purchasing or collective bargaining arrangements in order to obtain the benefit of discounted pricing. In addition, each of the Company and EGH occasionally uses the other's plane in the event that the party's own plane is not available for use, for example as a result of maintenance requirements or for training purposes. Under this arrangement, over the course of any given calendar year, each party uses the other's plane for approximately the same amount of flight hours.

        In 2003, Equity Group Holdings LLC paid the Company the sum of approximately $97,162 in full reimbursement for the payment by the Company of all or a portion of the salaries of, and the cost of benefits to, three employees of Equity Group Holdings LLC, and the Company in 2003 also provided office space to these employees.

PROPOSAL 2.

RATIFICATION OF INDEPENDENT AUDITOR

        The Audit Committee on behalf of the Company has selected Ernst & Young LLP, an international accounting firm of independent certified public accountants, to act as independent auditor for the Company and its consolidated subsidiaries for the year ending December 31, 2004. The Company is asking the shareholders to ratify the selection of Ernst & Young LLP as our independent auditor for the year ending December 31, 2004.

        Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

        For information concerning fees paid to Ernst & Young LLP in 2002 and 2003, see "Fees Paid to Independent Auditor" below.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP TO SERVE AS INDEPENDENT AUDITOR FOR THE COMPANY FOR 2004.

PROPOSAL 3.

APPROVAL OF
THE AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN

Background

        The Danaher Corporation 1998 Stock Option Plan ("Plan") was adopted by the Board of Directors ("Board") of Danaher Corporation ("Danaher") on May 5, 1998, amended May 1, 2001, and further amended on July 23, 2003. The Compensation Committee of the Board has reviewed and considered an amended and restated version of the Plan ("Amended Plan") and has recommended to the Board that the Amended Plan be approved by the Board and that the new provisions of the Amended Plan be submitted to the Company's stockholders for approval, and the Board has approved the Amended Plan and directed that the new provisions of the Amended Plan be submitted to the stockholders for approval. Upon approval by the stockholders of the new provisions of the Amended Plan, the Committee will have the right under the Amended Plan to make grants of restricted stock, stock appreciation rights, restricted stock units and other stock-based awards to participants in the Amended Plan. The Board believes that it is in the best interest of Danaher and its stockholders to approve the new provisions of the Amended Plan that will permit awards of restricted stock, stock appreciation rights, restricted stock units and other stock-based awards, which are important factors in attracting, retaining and rewarding employees and directors and closely aligning their interests with those of stockholders.

SUMMARY OF THE AMENDED AND RESTATED PLAN

        We are seeking shareholder approval for the Amended Plan. Following are the proposed amendments to the Plan: (i) the ability to grant restricted stock, stock appreciation rights, restricted stock units and other stock-based awards, (ii) the ability to grant performance-based compensation awards that meet the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), in addition to the already compliant provisions for granting options, (iii) a new definition of "Gross Misconduct" related to the termination of the exercise period for any exercisable Award, and (iv) the addition of a cancellation and cash-out alternative for outstanding Awards upon a

Substantial Corporate Change (as defined in the Plan), to the extent such Awards are not assumed or substituted for other awards by the successor corporation.

        The following is a summary of the material terms of the Amended Plan as proposed to be amended. This summary is qualified in its entirety by the complete terms of the Amended Plan as set forth in Annex B hereto. A vote in favor of the Amended Plan is a vote to approve the entire Amended Plan as amended. A vote against the Amended Plan would have the effect of retaining the terms of the Plan as in effect prior to this Proposal.

Awards

        The Amended Plan adds to the option provisions the ability to make grants of restricted stock, stock appreciation rights, restricted stock units, and other stock-based awards, as such terms are defined in the Amended Plan (collectively, all such grants are referred to as "Awards"). Neither Danaher nor any of its subsidiaries will receive any consideration for the granting of these Awards, other than, where required, par value.

Eligibility

        All employees and non-employee directors ("directors") are eligible to participate in the Amended Plan. As of the record date, there were six non-employee directors and approximately 30,000 employees. An employee means any person employed as a common law employee of Danaher or a subsidiary.

Administration of Plan

        The Amended Plan is administered by the Compensation Committee of the Board of Danaher (the "Administrator"). The Compensation Committee must consist of at least two directors, each of whom is a non-employee director under Rule 16b-3 under the Securities Exchange Act of 1934 and each of whom is an "outside director" for purposes of Section 162(m) of the Code. The Administrator has the sole authority to grant Awards and sole and exclusive discretion to construe, interpret and administer the Amended Plan. The Administrator determines the employees and directors who will receive grants, the number of shares subject to Awards granted, the terms of the Awards, any performance objectives applicable to the Awards and the provisions of the Award certificates or agreements, if any, and takes such other action in the administration and operation of the Amended Plan as the Administrator deems equitable under the circumstances.

Stock Subject to Plan; Award Limits

        As of the record date, the closing price of a share of Company Common Stock was $87.99. Danaher is not seeking to increase the number of shares available under the Plan. As of March 10, 2004, there were 2,692,000 shares remaining as of the record date for potential issuance. If any Award expires, is canceled, or terminates for any other reason, the shares of common stock available under the Award will again become available for issuance under the Amended Plan, but any shares of Company Common Stock used to satisfy a withholding obligation will not again become available for use, and any expirations, cancellations, or terminations will count against the 162(m) limit.

        No further grants will be made under the Amended Plan on and after the earlier of (1) May 4, 2008, or (2) the date on which all shares of stock reserved for issuance under the Amended Plan have been issued or are no longer available for issuance. Danaher intends to use any proceeds it receives under Awards for general corporate purposes.

        No employee or director may be granted Awards under the Amended Plan with respect to more than 5,000,000 shares of Company Common Stock in the aggregate during the term of the Amended

Plan. No Award that the Administrator determines is subject to performance objectives for purposes of Section 162(m) of the Code may pay or cover in excess of 5,000,000 shares of Company Common Stock or the equivalent value in cash. Generally, Awards are transferable only by will or by the laws of descent and distribution unless the Administrator deems otherwise and in accordance with any tax and securities laws.

Adjustments

        The Administrator has the right to adjust the number, kind or class of shares reserved for issuance under the Amended Plan and the grant limitations, as well as the number, kind or class of shares of stock specified in the Amended Plan and available for Awards (and the exercise price) so as to equitably reflect any change in the capitalization of Danaher, including, but not limited to Company Common Stock dividends or stock splits and other extraordinary dividends, or to reflect certain corporate transactions.

Options

        The Amended Plan authorizes the grant of options that are exercisable for shares of Company Common Stock. Options to purchase Company Common Stock are nonqualified stock options ("NQSOs"), which are not intended to satisfy the requirements of Section 422 of the Code. The Administrator may grant options for any reason it deems appropriate under the circumstances. The price at which an option may be exercised for a share of Company Common Stock may not be less than the fair market value of a share of Company Common Stock on the date the option is granted. The "fair market value" means the closing price per share of Company Common Stock on the New York Stock Exchange on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day. Except for adjustments related to changes in capital structure or a substantial corporate change of Danaher, the Administrator may not, absent the approval of the stockholders, reduce the option price of any outstanding options.

        The Administrator determines the period during which an option may be exercised. The period is determined at the time of option grant and may not extend more than 10 years from the date of grant. All or part of an option that is not exercised before expiration of the applicable option period will terminate. An option agreement may provide for the exercise of an option after the employment of an employee or the status of an individual as a director has terminated for any reason, including death or disability.

Stock Appreciation Rights

        Under the Amended Plan, stock appreciation rights ("SARs") may be granted to employees and directors. When a SAR is exercised, the employee receives a payment determined by calculating the difference between the base price as set forth in the Award certificate or Award agreement and the fair market value of a share of Company Common Stock on the date of exercise. The base price of a SAR will be set forth in the related Award certificate or Award agreement and may not be less than the fair market value of a share of Company Common Stock on the date of grant of the SAR. Payment may be made in cash or stock, or a combination of cash and stock. Any cash payment is made from Danaher's general assets. The grant of SARs may be subject to such other terms as the Administrator deems appropriate.

Restricted Stock and Restricted Stock Units

        Shares of restricted stock may be granted to employees and directors and may be subject to one or more conditions as established by the Administrator at the time of grant. The related Award certificate or Award agreement will set forth the terms and conditions, if any, which will need to be satisfied and the conditions, if any, under which the employee's or director's interest in the restricted stock will be forfeited. Any shares of restricted stock that are forfeited will again become available for issuance under the Amended Plan. The Award certificate or Award agreement will state whether the employee or director has the right to receive any dividends paid with respect to the shares of restricted stock and whether the payment will be in cash or Company Common Stock. Any cash payments are made from Danaher's general assets.

        The Administrator may also grant restricted stock units under which the participants will be entitled, at some future date, to receive shares of Company Common Stock or cash of equivalent value. The Administrator may impose such forfeitability and other conditions as it considers appropriate and may provide for the payment of dividend equivalent rights.

        Prior to the time the shares become nonforfeitable, no restricted stock and no shares issued pursuant to a restricted stock unit shall be transferable by an employee or director other than by will or by the laws of descent and distribution or as provided by the Administrator.

Other Stock-Based Awards

        Other Awards that are valued in whole or in part by reference to, or otherwise based on or related to, Company Common Stock may be granted to employees and directors. The purchase, exercise, exchange or conversion of other stock-based awards and all other terms and conditions applicable to the such Awards will be determined by the Administrator and set forth in the related Award certificate or Award agreement.

162(m) Performance Objectives

        Any Award granted under the Amended Plan may be conditioned on the attainment of one or more performance objectives over a specified period of time. The performance objectives will be based exclusively on one or more of the following financial measures determined based on Danaher and its subsidiaries on a group-wide basis or on the basis of parent, subsidiary, division, business platform or operating unit results: earnings per share (on a fully diluted or other basis), pretax or after tax net income, operating income, gross revenue, profit margin, stock price targets or stock price maintenance, free cash flow, cash flow, return on equity, return on capital, earnings before interest, taxes, depreciation and amortization ("EBITDA"), or strategic business criteria (consisting of one or more objectives that are based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures), or any combination of the foregoing measures (in each case before or after such objective income and expense allocations or adjustments as the Administrator may specify in accordance with the terms of the Amended Plan). The Administrator may express each performance objective in absolute and/or relative terms, based on or using comparisons with current internal targets, the past performance of Danaher (including the performance of one or more subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other unrelated companies. In the case of earnings-based measures, the Administrator may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets. The measures used in setting the performance objectives under the Amended Plan will, to the extent applicable, be determined in accordance with generally accepted accounting principles and in a manner consistent with the methods used in Danaher's audited financial statements (but without regard to extraordinary or nonrecurring items in accordance with generally accepted accounting principles, changes in accounting, or the effect of discontinued operations, unless the Administrator decides otherwise in accordance with the terms of the Amended Plan). The Administrator will determine whether performance objectives are attained, and its determination will be final and conclusive. It may also use discretion to lower (but not increase) the vesting, level, or other benefits of an performance objective Award based on factors not listed above.

Corporate Changes

        Upon a substantial corporate change (as defined in the Amended Plan), the Amended Plan and any forfeitable portions of the Awards will terminate unless provision is made for the assumption or substitution of the outstanding Awards. Unless the Board determines otherwise, if any Award would otherwise terminate upon a substantial corporate change, the Administrator will either (i) provide holders of options and SARs with a right, at such time before the consummation of the transaction as the Board designates, to exercise any unexercised portion of an option or SAR, whether or not previously exercisable, or (ii) cancel each Award after payment of an amount in cash, cash equivalents or successor equity interests substantially equal to the fair market value of the underlying shares of common stock under the transaction minus, for any options or SARs, the exercise price for the shares covered by the option or SAR.

Amendment or Termination

        The Board may amend, suspend or terminate the Amended Plan. However, no amendment may be effected without approval of Danaher's stockholders to the extent such approval is required under applicable law or any applicable stock exchange rule. Except as required by law or upon a dissolution, liquidation, merger or similar corporate change, the Administrator may not modify, amend or cancel, prospectively or retroactively, any grant made under the Amended Plan without the written consent of the participant if such action would adversely affect the participant.

New Plan Benefits

        No benefits or amounts have been granted, awarded, or received under the Amended Plan. Grants that will be made under the proposed provisions of the Amended Plan are not currently determinable. The following chart sets forth the grants that were made in 2003 under the Plan to each of the specified individuals or groups.

Name and Position	Dollar Value ($) (1)	Number of Options (#)
H. Lawrence Culp, Jr., President and Chief Executive Officer	14,725,750	575,000
Patrick W. Allender, Executive Vice President, Chief Financial Officer and Secretary	6,333,377	250,000
Philip W. Knisely, Executive Vice President	7,600,050	300,000
Steven E. Simms, Executive Vice President	7,600,050	300,000
James H. Ditkoff, Senior Vice President-Finance and Tax	—	—
Executive Group	37,639,520	1,481,500
Non-Executive Director Group	244,300	10,000
Non-Executive Officer Employee Group	43,003,386	1,739,650

(1)
The dollar value of the options granted has been calculated as of the date of grant of each respective option, using the Black-Scholes option pricing model, based upon the following assumptions: estimated time until exercise of seven years; a risk-free interest rate of 3.6%, representing the interest rate on a U.S. Government treasury bond on the date of grant with a maturity corresponding to the estimated time until exercise; a volatility rate of 25%; and a dividend yield of approximately .1%, representing the current $.10 per share annual dividend, divided by the fair market value of the common stock on the date of grant. The approach used in developing the assumptions upon which the Black-Scholes valuations were calculated is consistent with the requirements of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation." It should be noted that the Black-Scholes option pricing model is only one method of valuing options, and the Company's use of this model should not be interpreted as an endorsement of its accuracy. The actual value of the options may be significantly different, and the value actually realized, if any, will depend upon the excess of the market value of the common stock over the option exercise price at the time of exercise.

Certain Federal Income Tax Consequences

        The following summary generally describes the current principal federal income tax consequences of certain events under the Amended Plan. The Plan is not qualified under Section 401(a) of the Code. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee, director or to Danaher. The provisions of the Code and regulations thereunder relating to these matters are complicated, may change and their impact in any one case may depend upon the particular circumstances.

    (a) Options and Stock Appreciation Rights

        A participant will not recognize any income upon the grant of an option or SAR pursuant to the Amended Plan, nor will Danaher be entitled to a deduction at such time. When a NQSO is exercised, a participant will recognize ordinary income equal to the excess of the fair market value of the shares of Company Common Stock purchased over the exercise price for such stock; provided that, if the sale of the stock within six months after the "purchase" of the shares subject to the NQSO could subject the participant to a suit under Section 16(b) of the Securities Exchange Act of 1934, the participant either will need to make an election to be taxed on such spread at the time of such purchase pursuant to Section 83(b) of the Code or will recognize ordinary income equal to (1) the excess of the fair market value of the stock on the earlier of the end of such six month period or the first date within such six month period on which the participant could sell the stock without being subject to such a suit over (2) the exercise price for the stock. When a SAR is exercised, a participant will also recognize ordinary income equal to the total of any cash received, and if the SAR is paid in Company Common Stock, the fair market value of any shares of the Company Common Stock as of the date of exercise.

        Income tax withholding from the participant is required on the income recognized by the participant upon exercise of a NQSO or a SAR. The Administrator may provide that a participant may elect to satisfy minimum federal and state tax withholding requirements by having a reduced number of shares of Company Common Stock actually transferred to the participant under the Amended Plan. Any such election and any such reduction must satisfy the conditions to the exemption under Rule 16b-3. Danaher ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant upon exercise of a NQSO or a SAR, subject to the restrictions on deductibility described under "Performance-Based Compensation—Section 162(m) Requirements" below.

    (b) Restricted Stock

        A participant will not recognize any income at the time the restricted stock is granted, nor will Danaher be entitled to a deduction at such time. In the year in which restrictions on the restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the Company Common Stock on the date of vesting over the amount, if any, the participant paid for the common stock. A participant may elect, within 30 days after receiving the restricted stock, to recognize ordinary income in the year of receipt instead of the year of vesting. If an election is made, the amount of income recognized by the participant will be equal to the excess of the fair market value of the Company Common Stock on the date of receipt over the amount, if any, the participant paid for the common stock. Cash dividends paid to a participant on shares of restricted stock are treated as ordinary income of the participant in the year received.

        Income tax withholding from the participant is required on the income recognized by the participant at the time of vesting of the restricted stock. The Administrator also may provide that an employee or director may elect to satisfy minimum federal and state tax withholding requirements by having a reduced number of shares of Company Common Stock actually transferred to the employee or director under the Amended Plan. Any such election and any such reduction must satisfy the conditions to the exemption under Rule 16b-3. Danaher will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limitations on deductibility contained in Section 162(m) of the Code.

    (c) Restricted Stock Units

        A participant will not recognize any income at the time a restricted stock unit is granted, nor will Danaher be entitled to a deduction at that time. When payment on a restricted stock unit is made, the participant will recognize ordinary income in an amount equal to the fair market value of the Company Common Stock received. If a restricted stock unit is paid in cash, the participant will recognize ordinary income on the amount paid. Income tax withholding is required on the income recognized by the participant. Danaher will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the participant, subject to the limits of Section 162(m) of the Code.

    (d) Performance-Based Compensation—Section 162(m) Requirements

        The terms of the Amended Plan are intended to allow the Administrator to preserve Danaher's tax deduction with respect to Awards by complying with the terms of Section 162(m) of the Code and applicable regulations. The Administrator, therefore, may ensure that grants of Awards to participants who are anticipated to be "covered employees" under the Amended Plan qualify as "performance-based compensation" for purposes of Section 162(m), unless the Administrator determines it is preferable to do otherwise.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN, INCLUDING THE PERFORMANCE CRITERIA AND THE LIMIT ON THE VALUE OF PERFORMANCE-BASED AWARDS, EACH AS DESCRIBED ABOVE.

PROPOSAL 4.

SHAREHOLDER PROPOSAL

        Certain Company shareholders have notified the Company that they intend to present the following proposal for consideration at the Annual Meeting. The names, addresses and number of shares held by such shareholders are available from the Company upon request to the Secretary of the Company. In accordance with applicable proxy regulations, the proposed resolution and supporting statement, for which the Company accepts no responsibility, is set forth below.

BE IT RESOLVED:

        That the Board of Directors or its Nominating Committee take reasonable steps to ensure that women and minority candidates are routinely sought as part of every board search the company undertakes. To institutionalize this, we request that the Board of Directors develop Charter language on diversity embodying Calvert's Model Language on Board Diversity.

SUPPORTING STATEMENT:

        We believe that diversity is a critical attribute to a well-functioning board and an essential measure of good governance. We believe that in an increasingly complex global market place, the ability to draw on a wide range of viewpoints, backgrounds, skills, experience and expertise internally increases the likelihood of making the right decisions. We believe that board diversity that includes race, gender, culture, thought and geography helps ensure that different perspectives are brought to bear on issues. And we believe that boards that look more like the companies' workforces, customers, and communities can help dispel negative stereotypes and catalyze efforts to recruit, retain, and promote the best people, including women and minorities.

        In addition, a growing body of academic research shows that there is a significant positive relationship between the percentage of women or minorities on boards and firm value. This is a view strongly supported by many large institutional fund managers, who consider the diversity of a firm's board before investing. In fact, diversity is a growing focal point for social investors, who now account for one in eight dollars invested. Increasingly, all-white, all-male boards are viewed negatively by many institutional investors including The Teachers Insurance and Annuity Association and College Retirement Equities Fund (TIAA-CREF) and The State of Connecticut Retirement Plans. TIAA-CREF has issued a set of corporate governance guidelines which include a call for "diversity of directors by experience, sex and race." Connecticut State Treasurer Denise L. Nappier, principal fiduciary of the Connecticut Retirement Plans and Trust Fund, has affirmed that "shareholder value and corporate bottom lines are enhanced by an independent and diverse board." In September 2003, the National Association of State Treasurers signaled their agreement on this issue by passing a resolution on corporate governance that incorporated aspects of Calvert's Model Charter language.

        We believe that the Board of Directors or its Nominating Committee should be explicitly required to disclose whether and through what process it takes diversity (including race and gender) into account in selecting board nominees.

COMPANY'S STATEMENT IN OPPOSITION

        The Company agrees with the merits of achieving diversity in all aspects of the Company's governance and operations, and the Company has and expects to continue to strive to promote diversity throughout the Company. It is the Company's policy and practice to recruit, hire, train, promote, compensate and provide all other conditions of employment without regard to race, color, creed, gender, age, religion, national origin, sexual orientation or physical limitations.

        Just as the Company's employment decisions are based on operating needs, the Nominating and Governance Committee evaluates prospective Board nominees for, among other factors, the extent to which the interplay of the candidate's skills, knowledge, expertise and background with that of other Board members will help build a Board that is effective in collectively meeting the Company's strategic needs and serving the long-term interests of the shareholders as a whole, and the capacity and desire to represent the interests of the shareholders as a whole. The Board of Directors believes that these criteria and the other factors described under "Governance of the Company" above are appropriate for the Nominating and Governance Committee to follow in discharging the Board's fiduciary obligations to the Company's shareholders. As a result, the Board does not believe that the addition to the Nominating and Governance Committee charter of the language set forth in the shareholder proposal is required.

Recommendation Of The Board Of Directors

THE BOARD OF DIRECTORS OF THE COMPANY UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

OTHER MATTERS

        The management of the Company is not aware of any other business that may come before the meeting. However, if additional matters properly come before the meeting, proxies will be voted at the discretion of the proxy holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all reports they file pursuant to Section 16(a).

        Based solely on a review of the copies of such reports furnished to us, or written representations from certain reporting persons that no other reports were required for those persons, we believe that, during the year ended December 31, 2003, all Section 16(a) filing requirements applicable to our officers, directors and greater-than-10% shareholders were satisfied, except that Mr. Doles failed to file on a timely basis one Form 4 with respect to one transaction involving an acquisition of notional shares under the Amended and Restated Danaher Corporation Executive Deferred Incentive Program. Mr. Doles subsequently filed the required Form 4 with respect to such transaction.

FEES PAID TO INDEPENDENT AUDITOR

        The following table sets forth the fees for audit services rendered by Ernst & Young LLP to the Company for fiscal 2002 and 2003 and fees paid to Ernst & Young LLP during fiscal 2002 and 2003 for audit related, tax and other services rendered to the Company.

	Twelve months ended December 31, 2003	Twelve months ended December 31, 2002
Audit Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for the audit of the Company's annual financial statements, reviews of financial statements included in the Company's Quarterly Reports on Form 10-Q and services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements.	$2,722,688	$906,283
Audit-Related Fees. Aggregate fees for assurance and related services by Ernst & Young LLP that are reasonably related to the performance of the audit or review of the Company's financial statements and are not reported under "Audit Fees" above. The nature of the services comprising the fees disclosed under this category primarily include employee benefit plan audits and procedures performed by Ernst & Young LLP in connection with due diligence related to certain acquisition activities.	$597,132	$45,260

Tax Fees. Aggregate fees for professional services rendered by Ernst & Young LLP for tax compliance, tax advice and tax planning. The nature of the services comprising the fees disclosed under this category include the following:
Tax Compliance. Includes tax compliance fees charged by Ernst & Young LLP for tax return review and preparation services and assistance related to tax audits by regulatory authorities.	$460,479	$219,836
Tax Consulting. Includes tax consulting services rendered by Ernst &Young LLP, including assistance related to tax credit studies and fees for preparation of expatriate tax return filings.	$980,594	$286,907
All Other Fees. Aggregate fees for products and services provided by Ernst & Young LLP, other than the services reported under "Audit Fees," "Audit-Related Fees" or "Tax Fees" above.	—	$52,562

        The Audit Committee has considered whether the services rendered by the independent auditors with respect to the fees described above are compatible with maintaining their independence and has concluded that such services do not impair their independence.

Pre-Approval Policy

        Under its charter, the Audit Committee must pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. Each year, the independent auditor's retention to audit the Company's financial statements is approved by the committee before the filing of the preceding year's annual report on

Form 10-K. On a regular basis, the Audit Committee evaluates other known potential engagements of the independent auditor and approves or rejects each engagement, taking into account whether the services are permissible under applicable law and the possible impact of each non-audit service on the independent auditor's independence from management. The committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, and the decisions of such subcommittee to grant preapprovals must be presented to the full committee at its next scheduled meeting.

        Since the May 6, 2003 effective date of the Securities and Exchange Commission rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of Ernst & Young LLP was approved in advance by the Audit Committee, and none of those engagements made use of the de minimus exception to pre-approval contained in the Commission's rules.

Information About Arthur Andersen

        On May 28, 2002, the Company dismissed Arthur Andersen LLP as its independent auditor and determined to engage Ernst & Young LLP as its new independent auditor. The change in independent auditor became effective May 28, 2002. The decision to dismiss Arthur Andersen and to engage Ernst & Young was recommended by the Company's Audit Committee and approved by the Company's Board of Directors.

        Arthur Andersen's reports on the Company's financial statements for the years ended December 31, 2000 and 2001 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the years ended December 31, 2000 and 2001and through May 28, 2002, there were no "reportable events" (as defined in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC). In connection with the Company's audits for the years ended December 31, 2000 and 2001 and through May 28, 2002, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of such auditor, would have caused it to make reference to the subject matter of the disagreement in connection with its report. The Company provided Arthur Andersen with a copy of the foregoing disclosures regarding Arthur Andersen in advance of the day that these disclosures were filed by the Company with the SEC. Attached as Exhibit 16.1 to the Current Report on Form 8-K of the Company filed on May 29, 2002 is a copy of Arthur Andersen's letter, dated May 29, 2002, stating its agreement with such statements.

        During the years ended December 31, 2000 and 2001 and through May 28, 2002, the Company did not consult with Ernst & Young LLP regarding any of the matters or events described in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SHAREHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act, shareholder proposals intended to be presented at the 2005 Annual Meeting of Shareholders of the Company must be received by the Company at its principal executive offices, Danaher Corporation, 2099 Pennsylvania Avenue, N.W., 12th Floor, Washington, D.C. 20006, no later than December 5, 2004 for inclusion in the Proxy Statement and Proxy relating to the 2005 Annual Meeting of Shareholders.

        A shareholder may otherwise propose business for consideration or nominate persons for election to the Board of Directors in compliance with the United States federal proxy rules, Delaware and other legal requirements, without seeking to have the proposal included in the Company's proxy statement pursuant to Rule 14a-8. Under Rule 14a-4 under the Securities Exchange Act, proxies may be voted on matters properly brought before a meeting under these procedures in the discretion of the Chairman without additional proxy statement disclosure about the matter unless the Company is notified about the matter at least 45 days before the first anniversary of the date on which this proxy statement is first mailed to shareholders and the proponents otherwise satisfy the requirements of Rule 14a-4. The deadline under Rule 14a-4 for next year's meeting is February 18, 2005.

BY ORDER OF THE BOARD OF DIRECTORS
PATRICK W. ALLENDER Secretary

Dated: March 29, 2004

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2003 MAY BE OBTAINED, WITHOUT CHARGE, BY WRITING TO THE COMPANY OR BY ACCESSING THE REPORT ON THE COMPANY'S WEBSITE, WWW.DANAHER.COM. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS AT OUR CORPORATE OFFICES WHICH ARE LOCATED AT 2099 PENNSYLVANIA AVENUE, N.W., 12TH FLOOR, WASHINGTON, D.C. 20006.

ANNEX A

Revised as of January 6, 2004

DANAHER CORPORATION

CHARTER OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

A.    Policy Statement

        The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of Danaher Corporation (the "Company") is to assist the Board in overseeing (1) the integrity of the Company's financial statements, (2) the Company's compliance with legal and regulatory requirements, (3) the qualifications and independence of the Company's independent auditors, and (4) the performance of the Company's internal audit function and independent auditors. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement.

B.    Organization and Meetings

        The members of the committee shall be appointed by the Board and shall serve until their successors are duly appointed and qualified. Members of the committee may be replaced by the Board at its discretion.

        The members of the Committee shall meet the size, independence, experience and other applicable requirements of the New York Stock Exchange, the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Commission, as may be in effect from time to time, as determined by the Board. The committee shall consist of at least three and no more than six members, the exact number to be determined by the Board from time to time. The Board shall select the Committee chairperson.

        The Committee shall meet at least four times annually, and the chairperson shall have the authority to call a special meeting of the Committee, or seek a unanimous written consent of the Committee, whenever he or she deems such a meeting necessary or desirable. The Committee shall meet periodically with management, with the internal auditors and with the independent auditor in separate executive sessions. The Committee chairperson, in consultation with appropriate members of the Committee and with management, shall set the frequency and length of each meeting and the meeting agenda. A majority of the Committee members shall constitute a quorum and the vote of a majority of the Committee members at any meeting at which a quorum is present shall be the act of the Committee. The Committee may also act by unanimous written consent. The Committee shall have the authority to form, and delegate authority to, such standing and ad-hoc subcommittees as it determines necessary or desirable.

        The Committee shall have the authority to investigate any matter within its scope of responsibilities with full access to all Company books, records, facilities and personnel. It is understood that either the internal or external auditors, or counsel, may, at any time, request a meeting with the audit committee or committee chairperson with or without management attendance.

        The Committee chairperson shall report matters considered and acted upon to the full Board at the next regularly scheduled Board meeting.

        The Committee shall annually (a) review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval, and (b) through the Nominating and Governance Committee conduct and present to the board a self-evaluation of the committee.

C.    Resources

        The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain independent legal, accounting or other advisors. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to outside legal, accounting or other advisors employed by the Committee.

D.    Oversight of Independent Auditors and Internal Audit Function

        The Committee shall have the sole authority to appoint, retain, compensate, evaluate and terminate the independent auditor, subject, if applicable, to shareholder ratification. The Committee shall be directly responsible for the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work. The independent auditor shall report directly to the Committee.

        The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor. The Committee may delegate to a subcommittee of one or more members the authority to grant preapprovals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the full Committee at its next scheduled meeting.

        In addition, the Committee shall:

  •
  ensure the rotation of the partners of the independent auditor who are involved in the Company's audit as required by applicable law or regulation;

  •
  evaluate the qualifications, performance and independence of the independent auditor, including (a) considering whether the provision of permitted non-audit services is compatible with maintaining the independent auditor's independence, (b) obtaining and reviewing, at least annually, a report from the independent auditor describing (1) the independent auditor's internal quality-control procedures, (2) any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities raised within the preceding five years respecting one or more independent audits carried out by the firm, (3) any steps taken to deal with any such issues, and (4) all relationships between the independent auditor and the Company, (c) obtaining from the independent accountant the written disclosures and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, and (d) discussing with the independent accountant the independent accountant's independence;

  •
  establish policies for the Company's hiring of employees or former employees of the independent auditor that meet applicable legal and regulatory requirements; and

  •
  meet with the independent auditor prior to the audit to discuss the planning of the audit, including scope and staffing.

        The internal audit function shall be responsible to the Committee. The Committee shall approve the appointment and replacement of, and annually review the performance of, the Company's Vice President—Internal Audit; review and approve the annual audit plan, budget and staffing; and review the results of internal audits, recommendations prepared by the internal auditing department and management's responses thereto.

E.    Other Committee Authority and Responsibilities

        The Committee shall:

Financial Statements, Disclosure Matters and Controls & Procedures

1.
Prior to the filing of the Annual Report on Form 10-K, review and discuss with management and the independent auditor the Company's annual audited financial statements (including disclosures made in the Management's Discussion and Analysis of Financial Condition and Results of Operations ("MD&A")), the results of the independent auditor's annual audit and the report thereon; and recommend to the Board whether the audited financial statements should be included in the Form 10-K.

2.
Prior to the filing of the Quarterly Report on Form 10-Q, review and discuss with management and the independent auditor the Company's quarterly financial statements (including MD&A disclosures) and the results of the independent auditor's review of the quarterly financial statements.

3.
Review and discuss with management and the independent auditor:

(a)
significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including any significant changes in the Company's selection or application of accounting principles, any major issues as to the adequacy of the Company's internal controls and any special steps adopted in light of material control deficiencies;

(b)
the effect of off-balance sheet structures on the Company's financial statements; and

(c)
the effect of regulatory and accounting initiatives on the Company's financial statements.

4.
Receive, review and discuss with the independent auditor:

(a)
quarterly reports from the independent auditor on (1) all critical accounting policies and practices to be used by the Company, (2) all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and (3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences;

(b)
the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any audit problems or difficulties encountered in the course of the audit work and management's response;

(c)
on an annual basis, management's internal control report and, to the extent required, the independent auditor's attestation report with respect to the Company's internal controls;

(d)
assurances from the independent auditor that Section 10A(b) of the Exchange Act, regarding the reporting of illegal acts, has not been implicated; and

(e)
other matters related to the conduct of the annual audit or the review of quarterly financial results required to be communicated to the Committee by the independent auditor under applicable law, auditing standards or other professional accounting standards.

5.
Review and discuss with management:

(a)
the process for the CEO and CFO quarterly certifications required by the Commission and the disclosures made by the CEO and/or the CFO to the Committee, if any, during the certification process regarding any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting, or any fraud involving management or other employees who have a significant role in the Company's internal control over financial reporting;

  (b)
  management's conclusions about the effectiveness of the Company's disclosure controls and procedures and internal control over financial reporting, and about any significant changes to the Company's internal control over financial reporting; and

  (c)
  on an annual basis, management's internal control report and, to the extent required, the attestation report of the independent auditor.

6.
Discuss with management the Company's earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally (consisting of discussing the types of information to be disclosed and the types of presentation to be made). The chairperson may represent the entire Committee for purposes of this review.

Compliance Oversight Responsibilities

7.
Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

8.
Review and, if appropriate, approve waivers of the Company's Standards of Conduct with respect to executive officers and directors.

9.
Review with management:

(a)
the policies and procedures designed to promote the Company's compliance with laws and regulations, the Company's compliance with laws and regulations and any other legal or regulatory matters that may have a material impact on the Company's financial statements;

(b)
the Company's standards of conduct, the policies and procedures designed to promote and monitor compliance with the standards of conduct, and the results of such monitoring;

(c)
any material reports or inquiries from regulators or government agencies;

(d)
reports and disclosures of affiliated party transactions; and

(e)
the Company's risk assessment and risk management policies, including major financial risk exposures and the steps management has taken to monitor and mitigate such exposures.

Other Responsibilities

10.
Take any other actions required of the Committee by law, applicable regulations or as may be requested by the Board.

F.    Limitation of Audit Committee's Role With Respect to Financial Statements and Disclosures

        While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and of the independent auditor.

ANNEX B

DANAHER CORPORATION
1998 STOCK OPTION PLAN

Effective as of May 5, 1998
Amended as of May 1, 2001
Amended as of July 23, 2003
Amended and Restated May 4, 2004

PURPOSE	Danaher Corporation, a Delaware corporation ("Danaher" or the "Company"), wishes to recruit, reward, and retain key employees and outside directors. To further these objectives, the Company hereby sets forth the Danaher Corporation 1998 Stock Option Plan (the "Plan"), effective as of May 5, 1998, amended May 1, 2001, amended as of July 23, 2003, and amended and restated May 4, 2004, to provide options ("Options") to employees to purchase shares of the Company's common stock (the "Common Stock"). The Company may also make direct grants of Common Stock ("Restricted Stock Grants") to participants as a bonus or other incentive or grant such stock in lieu of Company obligations to pay cash under other plans or compensatory arrangements, including any deferred compensation plans, and may also grant stock appreciation rights ("SARs"), restricted stock units ("RSUs"), and other stock-based awards ("Other Stock-Based Awards"). Grants of the various equity-related instruments are "Awards." The Plan constitutes an amendment to, and substitution for, the Danaher Corporation 1987 Stock Option Plan (the "1987 Plan").
PARTICIPANTS
All Employees and non-Employee directors ("Eligible Directors") of Danaher and Eligible Subsidiaries are eligible for Awards under this Plan. Eligible employees and directors become "optionees" or "recipients" when the Administrator grants them, respectively, an Option or one of the other Awards under this Plan. Optionees and recipients are referred to collectively as "participants." The term "participant" also includes, where appropriate, a person authorized to exercise an Option or hold or receive another Award in place of the intended original recipient.
"Employee" means any person employed as a common law employee of the Company or an Eligible Subsidiary.
ADMINISTRATOR
The Administrator will be the Compensation Committee of the Board of Directors of Danaher (the "Compensation Committee"), unless the Board specifies another committee. The Board may also act under the Plan as though it were the Compensation Committee.

The Administrator is responsible for the general operation and administration of the Plan and for carrying out its provisions and has full discretion in interpreting and administering the provisions of the Plan. Subject to the express provisions of the Plan, the Administrator may exercise such powers and authority of the Board as the Administrator may find necessary or appropriate to carry out its functions. The Administrator may delegate its functions (other than those described in the GRANTING OF AWARDS section) to officers or employees.

The Administrator's powers will include, but not be limited to, the power to amend, waive, or extend any provision or limitation of any Award. The Administrator may act through meetings of a majority of its members or by unanimous consent.
GRANTING OF AWARDS	Subject to the terms of the Plan, the Administrator will, in its sole discretion, determine the recipients of Awards,
the terms of such Awards,
the schedule for exercisability and nonforfeitability (including any requirements that the participant or the Company satisfy performance criteria or Performance Objectives), the time and conditions for expiration of the Awards, and
the form of payment due upon exercise or grant.
The Administrator's determinations under the Plan need not be uniform and need not consider whether possible participants are similarly situated.

Options granted to employees are not intended to qualify as "incentive stock options" ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or the corresponding provision of any subsequently enacted tax statute. The Administrator may not reduce the Exercise Price of any outstanding Option, other than as provided under Adjustments upon Changes in Capital Stock. Subject to the foregoing, the Administrator may set whatever conditions it considers appropriate for the Awards.
Substitutions
The Administrator may also grant Awards in substitution for options or other equity interests held by individuals who become Employees of the Company or of an Eligible Subsidiary as a result of the Company's acquiring or merging with the individual's employer. If necessary to conform the Awards to the interests for which they are substitutes, the Administrator may grant substitute Awards under terms and conditions that vary from those the Plan otherwise requires.

DATE OF GRANT	The "Date of Grant" will be the date as of which the Administrator grants an Award to a person, as specified in the Administrator's minutes.
EXERCISE PRICE
The "Exercise Price" is the value of the consideration that a participant must provide in exchange for one share of Common Stock. The Administrator will determine the Exercise Price under each Option and may set the Exercise Price without regard to the Exercise Price of any other Options granted at the same or any other time. The Company may use the consideration it receives from the optionee for general corporate purposes.
The Exercise Price per share for the Options may not be less than 100% of the Fair Market Value of a share on the Date of Grant.

The Administrator may satisfy any state law requirements regarding adequate consideration for Restricted Stock Grants by (i) issuing Common Stock held as treasury stock or repurchased on the open market or (ii) charging the recipients at least the par value for the shares covered by the Restricted Stock Grant.
Fair Market Value	"Fair Market Value" of a share of Common Stock for purposes of the Plan will be determined as follows:
if the Common Stock is traded on a national securities exchange, the closing sale price on that date;
if the Common Stock is not traded on any such exchange, the closing sale price as reported by the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") for such date;
if no such closing sale price information is available, the average of the closing bid and asked prices as reported by Nasdaq for such date; or
if there are no such closing bid and asked prices, the average of the closing bid and asked prices as reported by any other commercial service for such date.

For any date that is not a trading day, the Fair Market Value of a share of Common Stock for such date shall be determined by using the closing sale price or the average of the closing bid and asked prices, as appropriate, for the immediately preceding trading day.
EXERCISABILITY
The Administrator will determine the times and conditions for exercise or retention of each Award but may not extend the period for exercise of an Option or SAR beyond the tenth anniversary of its Date of Grant.

Awards will become exercisable or nonforfeitable at such times and in such manner as the Administrator determines and the Award Certificate indicates; provided, however, that the Administrator may, on such terms and conditions as it determines appropriate, accelerate the time at which the participant may exercise any portion of an Option or at which restrictions or other conditions on other Awards will lapse.

If the Administrator does not specify otherwise, Options for Employees will become exercisable and restrictions on other Awards will lapse as to one-fifth of the covered shares on each of the first five anniversaries of the Date of Grant, and Options for Eligible Directors will become exercisable in full as of the Date of Grant. Unless the Administrator provides otherwise, the passage of time after a participant's Retirement will continue to count for purposes of determining the extent to which an Award is exercisable or nonforfeitable.

No portion of an Award that is unexercisable or forfeitable at a participant's termination of employment for any reason other than Retirement (as defined below) will thereafter become exercisable or nonforfeitable, unless the Award Certificate provides otherwise, either initially or by amendment. All unexpired Awards become fully exercisable or nonforfeitable, as applicable, at age 65 irrespective of whether the person then retires, except Awards the Committee designates are covered by Performance Objectives for purposes of Code Section 162(m).
METHOD OF EXERCISE	To exercise any exercisable portion of an Award, the participant must:

Deliver a written notice of exercise to the Secretary of the Company (or to whomever the Administrator designates), in a form complying with any rules the Administrator may issue, signed by the participant, and specifying the number of shares of Common Stock underlying the portion of the Award the participant is exercising;

Pay the full Exercise Price (if any) by cashier's or certified check for the shares of Common Stock with respect to which the Award is being exercised, unless the Administrator consents to another form of payment (which could include the use of Common Stock); and

Deliver to the Secretary of the Company (or to whomever the Administrator designates) such representations and documents as the Administrator, in its sole discretion, may consider necessary or advisable.

Payment in full of the Exercise Price need not accompany the written notice of exercise provided the notice directs that the stock certificates for the shares issued upon the exercise be delivered to a licensed broker acceptable to the Company as the agent for the individual exercising the option and at the time the stock certificates are delivered to the broker, the broker will tender to the Company cash or cash equivalents acceptable to the Company and equal to the Exercise Price.

If the Administrator agrees to payment through the tender to the Company of shares of Common Stock, the individual must have held the stock being tendered for at least six months at the time of surrender. Shares of stock offered as payment will be valued, for purposes of determining the extent to which the optionee has paid the Exercise Price, at their Fair Market Value on the date of exercise. The Administrator may also, in its discretion, accept attestation of ownership of Common Stock and issue a net number of shares upon Option exercise.
AWARD EXPIRATION
No one may exercise an Option or exercisable Award more than ten years after its Date of Grant. Unless the Award Certificate provides otherwise, either initially or by amendment, no one may exercise an exercisable Award (and any otherwise nonforfeitable portions of the exercisable Awards will then expire) after the first to occur of:
Employment Termination
The 30th day after the date of termination of employment (other than for death, Disability, or Retirement), where termination of employment means the time when the employer-employee or other service-providing relationship between the employee and the Company ends for any reason, including retirement. Unless the Award Certificate provides otherwise, termination of employment does not include instances in which the Company immediately rehires a common law employee as an independent contractor. The Administrator, in its sole discretion, will determine all questions of whether particular terminations or leaves of absence are terminations of employment;
Retirement
For either Early or Normal Retirement (both as defined below and both collectively referred to as "Retirement"), the fifth anniversary of Retirement. Solely for purposes of this Plan, "Normal Retirement" occurs on the date an employee voluntarily ceases to be an Employee at or after reaching age 65, and "Early Retirement" occurs on the date an employee voluntarily ceases to be an Employee if both (i) the employment termination occurs before the Employee reaches age 65 and (ii) the Administrator determines that the cessation constituted "retirement" for purposes of this Plan. In deciding whether a termination of employment of employment is an Early Retirement, the Administrator need not consider the definition under any other Company Plan;

Gross Misconduct
For the Company's termination of the participant's employment as a result of the participant's Gross Misconduct, the time of such termination. For purposes of this Plan, "Gross Misconduct" means the participant has

(i) committed fraud, misappropriation, embezzlement, willful misconduct or gross negligence with respect to the Company or any Subsidiary thereof, or any other action in willful disregard of the interests of the Company or any Subsidiary thereof;

(ii) been convicted of, or pled guilty or no contest to, (1) a felony, (2) any misdemeanor (other than a traffic violation) with respect to his/her employment, or (3) any other crime or activity that would impair his/her ability to perform his/her duties or impair the business reputation of the Company or any Subsidiary thereof;
(iii) refused or willfully failed to adequately perform any duties assigned to him/her; or

(iv) refused or willfully failed to comply with standards, policies or procedures of the Company or any Subsidiary thereof, including without limitation the Company's Standard of Conduct as amended from time to time.
Disability
For disability, the earlier of (i) the first anniversary of the participant's termination of employment for disability and (ii) 60 days after the participant no longer has a disability, where "disability" means the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve months; or
Death	The date 12 months after the participant's death.

If exercise is permitted after termination of employment, the Award will nevertheless expire as of the date that the former employee violates any covenant not to compete or any other post—employment covenant (including without limitation any nonsolicitation, nonpiracy of employees, nondisclosure, nondisparagement, works-made-for-hire or similar covenants) in effect between the Company and any Subsidiary thereof, on the one hand, and the former employee on the other hand.

Nothing in this Plan extends the term of an Award beyond the tenth anniversary of its Date of Grant, nor does anything in this AWARD EXPIRATION section make an Award exercisable or nonforfeitable that has not otherwise become exercisable or nonforfeitable.

AWARD CERTIFICATES
Award Certificates will set forth the terms of each Award and will include such terms and conditions, consistent with the Plan, as the Administrator may determine are necessary or advisable. To the extent the certificate is inconsistent with the Plan, the Plan will govern. The Award Certificates may contain special rules. The Administrator may, in its discretion, require Award agreements rather than certificates.
STOCK APPRECIATION RIGHTS
A SAR represents the right to receive a payment, in cash, shares of Common Stock or both (as determined by the Administrator), equal to the excess of the Fair Market Value on the date the SAR is exercised over the SAR's Exercise Price, if any. The Administrator will establish in its sole discretion the exercise price of a SAR and all other applicable terms and conditions, which will be set forth in the applicable Award Certificate or Award agreement.
OTHER STOCK-BASED AWARDS
The Administrator may grant RSUs and Other Stock-Based Awards that are denominated in, valued in whole or in part by reference to, or otherwise based on or related to, Common Stock. The purchase, exercise, exchange or conversion of RSUs and Other Stock-Based Awards and all other terms and conditions applicable to the Awards will be determined by the Administrator in its sole discretion and will be set forth in the applicable Award Certificate or Award agreement.
STOCK SUBJECT TO PLAN
Except as adjusted below under CORPORATE CHANGES, the aggregate number of shares of Common Stock that may be issued under the Awards may not exceed 22.5 million shares and the maximum number of shares that may be subject to any and all Awards, in the aggregate, for a single individual may not exceed 5.0 million shares. No Award that the Committee determines is subject to Performance Objectives for purposes of Code Section 162(m) may pay or cover in excess of 5.0 million shares of Common Stock or the cash value equivalent to that number of shares. The Common Stock may come from treasury shares, authorized but unissued shares, or previously issued shares that the Company reacquires, including shares it purchases on the open market. If any Award expires, is canceled, or terminates for any other reason, the shares of Common Stock available under that Award will again be available for the granting of new Awards.
No adjustment will be made for a dividend or other right for which the record date precedes the date of exercise.

The participant will have no rights of a stockholder with respect to the shares of stock subject to an Award except to the extent that the Company has issued certificates for, or otherwise confirmed ownership of, such shares upon the exercise or, as applicable, the grant or nonforfeitability of an Award.
The Company will not issue fractional shares pursuant to the exercise of an Award, but the Administrator may, in its discretion, direct the Company to make a cash payment in lieu of fractional shares.

PERSON WHO MAY EXERCISE
During the participant's lifetime and except as provided under TRANSFERS, ASSIGNMENTS, AND PLEDGES, only the participant or his/her duly appointed guardian or personal representative may exercise or hold an Award (other than nonforfeitable shares of Common Stock). After his/her death, his/her personal representative or any other person authorized under a will or under the laws of descent and distribution may exercise any then exercisable portion of an Award or hold any then nonforfeitable portion of any Award. If someone other than the original recipient seeks to exercise or hold any portion of an Award, the Administrator may request such proof as it may consider necessary or appropriate of the person's right to exercise or hold the Award.
PERFORMANCE RULES
Subject to the terms of the Plan, the Committee will have the authority to establish and administer Performance Objectives with respect to such Awards as it considers appropriate, which Performance Objectives must be satisfied, as the Committee specifies, before the participant receives or retains an Award or before the Award becomes nonforfeitable or exercisable.

Performance Objectives will be based exclusively on one or more of the following financial measures determined based on the Company and its Subsidiaries on a group-wide basis or on the basis of parent, Subsidiary, division, business platform, or operating unit results:
earnings per share (on a fully diluted or other basis)
pretax or after tax net income,
operating income,
gross revenue,
profit margin,
stock price targets or stock price maintenance,
free cash flow,
cash flow,
return on equity,
return on capital,
earnings before interest, taxes, depreciation, and amortization (EBITDA),

strategic business criteria, consisting of one or more objectives based on meeting specified revenue, market penetration, geographic business expansion goals, cost targets, or objective goals relating to acquisitions or divestitures, or any combination of these measures (in each case before or after such objective income and expense allocations or adjustments as the Committee may specify within the Applicable Period).
The Committee shall determine whether such Performance Objectives are attained, and such determination will be final and conclusive.

Each Performance Objective may be expressed in absolute and/or relative terms, may be based on or use comparisons with current internal targets, the past performance of the Company (including the performance of one or more Subsidiaries, divisions, business platforms, and/or operating units) and/or the past or current performance of other companies. In the case of earnings-based measures, Performance Objectives may use comparisons relating to capital (including, but not limited to, the cost of capital), shareholders' equity and/or shares outstanding, or to assets or net assets.

The provisions governing the grants of Options and SARs and the establishment of Performance Objectives for other Awards are intended to conform with all provisions of Code Section 162(m) and Treas. Reg. § 1.162-27 to the extent necessary to allow the Company a Federal income tax deduction for Awards as "qualified performance based compensation," provided that Committee retains the discretion whether to make Awards that do not so qualify. The Committee also retains the discretion to specify that it can adjust an Award payout downwards (to the extent permitted by the foregoing tax rules) under such factors as it considers appropriate.

The measures used in setting Performance Objectives under the Plan for any given performance period will, to the extent applicable, be determined in accordance with generally accepted accounting principles ("GAAP") and in a manner consistent with the methods used in the Company's audited financial statements, without regard to (i) extraordinary or nonrecurring items in accordance with GAAP, (ii) changes in accounting, or (iii) the effect of discontinued operations, unless, in each of clauses (i)-(iii), the Committee decides otherwise within the Applicable Period.

The "Applicable Period" with respect to any performance period for an Award means a period beginning on or before the first day of the performance period and ending no later than the earlier of (i) the 90th day of the performance period or (ii) the date on which 25% of the performance period has been completed.

ADJUSTMENTS UPON CHANGES IN CAPITAL STOCK	Subject to any required action by the Company (which it shall promptly take) or its stockholders, and subject to the provisions of applicable corporate law, if, after the Date of Grant of an Award, the outstanding shares of Common Stock increase or decrease or change into or are exchanged for a different number or kind of security by reason of any recapitalization, reclassification, stock split, reverse stock split, combination of shares, exchange of shares, stock dividend, or other distribution payable in capital stock, or some other increase or decrease in such Common Stock occurs without the Company's receiving consideration,

the Administrator will make a proportionate and appropriate adjustment in the number of shares of Common Stock underlying each Award, so that the proportionate interest of the participant immediately following such event will, to the extent practicable, be the same as immediately before such event. Unless the Administrator determines another method would be appropriate, any such adjustment to an Option will not change the total price with respect to shares of Common Stock underlying the unexercised portion of an Option or SAR but will include a corresponding proportionate adjustment in the Option's or SAR's Exercise Price.
The Administrator will make a commensurate change to the maximum number and kind of shares provided in the STOCK SUBJECT TO PLAN section.

In the event of a declaration of an extraordinary dividend on the Common Stock payable in a form other than Common Stock in an amount that has a material effect on the price of the Common Stock, the Administrator shall make such adjustments as it, in its sole discretion, deems appropriate in the outstanding Awards and the maximum number of shares provided in the Stock Subject to Plan section.

Any issue by the Company of any class of preferred stock, or securities convertible into shares of common or preferred stock of any class, will not affect, and no adjustment by reason thereof will be made with respect to, the number of shares of Common Stock subject to any Award or the Exercise Price except as this ADJUSTMENTS section specifically provides. The grant of an Award under the Plan will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or to consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets.

Substantial Corporate Change
Upon a Substantial Corporate Change, the Plan and any forfeitable portions of the Awards will terminate unless provision is made in writing in connection with such transaction for the assumption or continuation of outstanding Awards, or the substitution for such Awards of any options or grants covering the stock or securities of a successor employer corporation, or a parent or subsidiary of such successor, with appropriate adjustments as to the number and kind of shares of stock and prices, in which event the Awards will continue in the manner and under the terms so provided.
Unless the Board determines otherwise, if an Award would otherwise terminate pursuant to the preceding sentence, the Administrator will either provide optionees or holders of SARs will have the right, at such time before the consummation of the transaction causing such termination as the Board reasonably designates, to exercise any unexercised portions of an Option or SAR, whether or not they had previously become exercisable, or for any Awards, cause the Company, or agree to allow the successor, to cancel each Award after payment to the participant of an amount in cash, cash equivalents, or successor equity interests substantially equal to the Fair Market Value under the transaction (minus, for Options and SARs, the Exercise Price for the shares covered by the Option or SAR (and for any Awards, where the Board or the Administrator determines it is appropriate, any required tax withholdings)).
A Substantial Corporate Change means the
dissolution or liquidation of the Company,
merger, consolidation, or reorganization of the Company with one or more corporations in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company to another corporation,

or any transaction (including a merger or reorganization in which the Company survives) approved by the Board that results in any person or entity (other than any affiliate of the Company as defined in Rule 144(a)(1) under the Securities Act) owning 100% of the combined voting power of all classes of stock of the Company.
SUBSIDIARY EMPLOYEES	Employees of Company Subsidiaries will be entitled to participate in the Plan, except as otherwise designated by the Board of Directors or the Administrator.

"Eligible Subsidiary" means each of the Company's Subsidiaries, except as the Board otherwise specifies. "Subsidiary" means any corporation, limited liability company, partnership or other entity ("corporation") (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an Award is granted to a Participant under the Plan, each of the corporations (other than the last corporation in the unbroken chain) owns stock or other equity possessing 20% or more of the total combined voting power of all classes of stock or equity in one of the other corporations in such chain.
LEGAL COMPLIANCE
The Company will not issue any shares of Common Stock under an Award until all applicable requirements imposed by Federal and state securities and other laws, rules, and regulations, and by any applicable regulatory agencies or stock exchanges, have been fully met. To that end, the Company may require the participant to take any reasonable action to comply with such requirements before issuing such shares. No provision in the Plan or action taken under it authorizes any action that is otherwise prohibited by Federal or state laws, rules, or regulations, or by any applicable regulatory agencies or stock exchanges.

The Plan is intended to conform to the extent necessary with all provisions of the Securities Act of 1933 ("Securities Act") and the Securities Exchange Act of 1934 ("Exchange Act") and all regulations and rules the Securities and Exchange Commission issues under those laws. Notwithstanding anything in the Plan to the contrary, the Administrator must administer the Plan, and Awards may be granted and exercised, only in a way that conforms to such laws, rules, and regulations. To the extent permitted by applicable law, the Plan and any Awards will be deemed amended to the extent necessary to conform to such laws, rules, and regulations.
PURCHASE FOR INVESTMENT AND OTHER RESTRICTIONS
Unless a registration statement under the Securities Act covers the shares of Common Stock a participant receives under an Award, the Administrator may require, at the time of such grant and/or exercise and/or lapse of restrictions, that the participant agree in writing to acquire such shares for investment and not for public resale or distribution, unless and until the shares subject to the Award are registered under the Securities Act. Unless the shares are registered under the Securities Act, the participant must acknowledge:
that the shares received under the Award are not so registered, that the participant may not sell or otherwise transfer the shares unless the shares have been registered under the Securities Act in connection with the sale or transfer thereof, or counsel satisfactory to the Company has issued an opinion satisfactory to the Company that the sale or other transfer of such shares is exempt from registration under the Securities Act, and such sale or transfer complies with all other applicable laws, rules, and regulations, including all applicable Federal and state securities laws, rules, and regulations.

Additionally, the Common Stock, when issued under an Award, will be subject to any other transfer restrictions, rights of first refusal, and rights of repurchase set forth in or incorporated by reference into other applicable documents, including the Company's articles or certificate of incorporation, by-laws, or generally applicable stockholders' agreements.

The Administrator may, in its sole discretion, take whatever additional actions it deems appropriate to comply with such restrictions and applicable laws, including placing legends on certificates and issuing stop-transfer orders to transfer agents and registrars.
TAX WITHHOLDING
The participant must satisfy all applicable Federal, state, and local income and employment tax withholding requirements before the Company will deliver stock certificates or otherwise recognize ownership or nonforfeitability under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company does not or cannot withhold from other compensation, the participant must pay the Company, with a cashier's check or certified check, the full amounts required for withholding. Payment of withholding obligations is due at the same time as is payment of the Exercise Price or lapse of restrictions, as applicable. If the Administrator so determines, the participant may instead satisfy the withholding obligations (i) by directing the Company to retain shares from the Option exercise or release of the Award, (ii) by tendering previously owned shares, (iii) by attesting to his ownership of shares (with the distribution of net shares), or (iv) by having a broker tender to the Company cash equal to the withholding taxes, subject, in each of the first three clauses, to a withholding of no more than the minimum applicable tax withholding rate.

TRANSFERS, ASSIGNMENTS OR PLEDGES
Unless the Administrator otherwise approves in advance in writing or as set forth below, an Award may not be assigned, pledged, or otherwise transferred in any way, whether by operation of law or otherwise or through any legal or equitable proceedings (including bankruptcy), by the participant to any person, except by will or by operation of applicable laws of descent and distribution. If necessary to comply with Rule 16b-3 under the Exchange Act, the participant may not transfer or pledge shares of Common Stock acquired under an Award until at least six months have elapsed from (but excluding) the Date of Grant, unless the Administrator approves otherwise in advance in writing. The Administrator may, in its discretion, expressly provide that a participant may transfer his Award, without receiving consideration, to (i) members of the optionee's immediate family (children, grandchildren, or spouse), (ii) trusts for the benefit of such family members, or (iii) partnerships whose only partners are such family members.
AMENDMENT OR TERMINATION OF PLAN AND OPTIONS
The Board may amend, suspend, or terminate the Plan at any time, without the consent of the participants or their beneficiaries; provided, however, that no amendment will deprive any participant or beneficiary of any previously declared Award. Except as required by law or by the CORPORATE CHANGES section, the Administrator may not, without the participant's or beneficiary's consent, modify the terms and conditions of an Award so as to adversely affect the participant. No amendment, suspension, or termination of the Plan will, without the participant's or beneficiary's consent, terminate or adversely affect any right or obligations under any outstanding Awards.
PRIVILEGES OF STOCK OWNERSHIP
No participant and no beneficiary or other person claiming under or through such participant will have any right, title, or interest in or to any shares of Common Stock allocated or reserved under the Plan or subject to any Award except as to such shares of Common Stock, if any, that have been issued to such participant.
EFFECT ON OUTSTANDING OPTIONS
All options outstanding under the 1987 Plan will remain subject to the terms of the 1987 Plan before its amendment into this Plan; provided, however, that limitations imposed on such options by Rule 16b-3 will continue to apply only to the extent Rule 16b-3 so requires.
EFFECT ON OTHER PLANS	Whether receiving or exercising an Award causes the participant to accrue or receive additional benefits under any pension or other plan is governed solely by the terms of such other plan.

LIMITATIONS ON LIABILITY
Notwithstanding any other provisions of the Plan, no individual acting as a director, employee, or agent of the Company shall be liable to any participant, former participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan, nor shall such individual be personally liable because of any contract or other instrument he executes in such other capacity. The Company will indemnify and hold harmless each director, employee, or agent of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been or will be delegated, against any cost or expense (including attorneys' fees) or liability (including any sum paid in settlement of a claim with the Board's approval) arising out of any act or omission to act concerning this Plan unless arising out of such person's own fraud or bad faith.
NO EMPLOYMENT CONTRACT
Nothing contained in this Plan constitutes an employment contract between the Company and the participants. The Plan does not give the participants any right to be retained in the Company's employ, nor does it enlarge or diminish the Company's right to terminate the participant's employment.
APPLICABLE LAW	The laws of the State of Delaware (other than its choice of law provisions) govern this Plan and its interpretation.
DURATION OF PLAN	Unless the Board extends the Plan's term, the Administrator may not grant Awards after May 4, 2008. The Plan will then terminate but will continue to govern unexercised and unexpired Awards.

DANAHER CORPORATION
PROXY FOR 2004
ANNUAL MEETING OF SHAREHOLDERS—MAY 4, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
DANAHER CORPORATION

The undersigned acknowledges receipt of the Proxy Statement and Notice, dated March 29, 2004, of the Annual Meeting of Shareholders and hereby appoints Steven M. Rales and Mitchell P. Rales, and each of them, with full power of substitution, the attorneys, agents and proxies of the undersigned, to act for and in the name of the undersigned and to vote all the shares of Common Stock of the undersigned which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Danaher Corporation (the "Company ") to be held May 4, 2004, and at any adjournment or adjournments thereof, for the following matters:

Proxies will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF ALL NOMINEES LISTED UNDER PROPOSAL 1, "FOR" PROPOSALS 2 AND 3, "AGAINST" PROPOSAL 4 AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS AS TO OTHER MATTERS.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

1.	Election of directors
Nominee Messrs. Steven M. Rales, John T. Schwieters and Alan G. Spoon to serve as directors with a term expiring in 2007.
	☐	FOR all Nominees
	☐	WITHHOLD AUTHORITY for all Nominees
To withhold authority to vote for individual Nominee(s), write the name(s) on the line below

2.	To ratify the selection of Ernst & Young LLP as the Company's independent auditor for the year ending December 31, 2004.
	☐ For	☐ Against	☐ Abstain
3.	To approve the Amended and Restated Danaher Corporation 1998 Stock Option Plan.
	☐ For	☐ Against	☐ Abstain
4.	To act upon a shareholder proposal regarding inclusion of language on Board diversity in the charter of the Nominating and Governance Committee.
	☐ For	☐ Against	☐ Abstain
5.	IN THEIR DISCRETION on any other matter which may properly come before the meeting, including any adjournment or adjournments thereof.
Dated:	, 2004

Signature of Shareholder(s)

Please sign, date and promptly return this proxy in the enclosed envelope. No postage is required if mailed in the United States. Please sign exactly as your name appears in the space on the left. If stock is registered in more than one name, each holder should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy must be signed by a duly authorized officer, and his title should appear next to his signature.

PLEASE MARK YOUR CHOICE LIKE THIS ☐ IN BLUE OR BLACK INK

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 4, 2004
2004 ANNUAL MEETING OF SHAREHOLDERS MAY 4, 2004
OUTSTANDING STOCK AND VOTING RIGHTS
BENEFICIAL OWNERSHIP OF COMPANY COMMON STOCK BY DIRECTORS, OFFICERS AND PRINCIPAL SHAREHOLDERS
PROPOSAL 1. ELECTION OF DIRECTORS OF THE COMPANY
NOMINEES FOR ELECTION AT THIS YEAR'S ANNUAL MEETING TO SERVE IN THE CLASS WHOSE TERM EXPIRES IN 2007
CURRENT DIRECTORS WHOSE TERM WILL CONTINUE AFTER THIS MEETING
GOVERNANCE OF THE COMPANY
COMPENSATION OF EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTION GRANTS DURING LAST FISCAL YEAR
PENSION PLAN DISCLOSURE
EQUITY COMPENSATION PLAN INFORMATION
EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE CHART
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
PROPOSAL 2. RATIFICATION OF INDEPENDENT AUDITOR
PROPOSAL 3. APPROVAL OF THE AMENDED AND RESTATED DANAHER CORPORATION 1998 STOCK OPTION PLAN
SUMMARY OF THE AMENDED AND RESTATED PLAN
PROPOSAL 4. SHAREHOLDER PROPOSAL
COMPANY'S STATEMENT IN OPPOSITION
OTHER MATTERS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
FEES PAID TO INDEPENDENT AUDITOR
SHAREHOLDER PROPOSALS
ANNEX A
DANAHER CORPORATION CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
ANNEX B
DANAHER CORPORATION 1998 STOCK OPTION PLAN